UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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MORGAN STANLEY

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Notice of 2018 Annual Meeting

and Proxy Statement

James P. Gorman

April 6, 2018

Dear fellow shareholders,

I cordially invite you to attend Morgan Stanley’s 2018 annual meeting of shareholders that will be held on Thursday, May 24, 2018, at our offices at 2000 Westchester Avenue, Purchase, New York. I hope that you will be able to attend, and, if not, I encourage you to vote by proxy. Your vote is very important.

2017 capped Morgan Stanley’s journey through a multi-decade period of challenges and recovery. By transforming our business mix and risk profile, and embracing the culture and values on which the Firm was founded, we have positioned Morgan Stanley to perform through market cycles. Today, we have the strategy, stability and scale to grow the business by supporting our clients as they create economic activity, fuel innovation, and secure economic futures for people around the world. Going forward, our continued success in executing our strategy will be driven by ongoing investment in our people, culture and technology.

Our financial performance in 2017 improved significantly over the previous year, achieving the strategic objectives outlined over two years ago. With growth in each of our business segments, firmwide net revenues increased 10% and pre-tax profit rose 18%, demonstrating the operating leverage built into our business model.

In addition to the ongoing dialogue we maintain with shareholders, we engaged in discussions over the last year to hear shareholder perspectives on governance, compensation and environmental and social issues. Based on the insights you shared, we have enhanced our disclosures to better communicate our best-in-class practices with respect to the Board’s oversight, skills and self-evaluations, our sustainability initiatives and philanthropy programs for the communities we serve, and our continued commitment to delivering compensation that is well-aligned with performance.

The Board continues to focus on succession planning, adding new directors with complementary skills and attributes to oversee a sustainable, long-term strategy. In 2018, Elizabeth Corley was elected to your Board, who brings extensive management, markets and financial services expertise as well as an international perspective. I would also like to thank Erskine Bowles, who retired from the Board effective February 1, 2018, and James Owens, who is not standing for reelection, for their dedicated service to Morgan Stanley and many contributions to the Board.

Morgan Stanley 2018 Proxy Statement    1

As we do each year, the Board of Directors and executive management team evaluate our strategy and refine our goals and priorities to ensure we are working for the long-term benefit of our shareholders. We update and articulate this strategy at the beginning of each year and report our progress against it so our shareholders can hold us accountable.

With a solid strategy in place, our management team will continue to work towards generating sustained higher returns by investing for growth while maintaining fiscal vigilance and capital sufficiency. By building complementary franchises in Institutional Securities, Wealth Management and Investment Management, the Firm has a mix of businesses that provides earnings stability.

We are sufficiently capitalized for our business mix, size and risk profile, and returned $5.4 billion of capital to shareholders in 2017. We plan to continue to return capital to shareholders, subject to regulatory approval. By combining disciplined execution with an attractive capital return profile, we feel confident in delivering sustained and increasing shareholder returns.

Beyond the execution of our strategy, our long-term success lies in making the appropriate investments in our people and culture to serve our clients, and harnessing current and emerging technologies to our competitive advantage. We have a strong and experienced management team and our businesses have a deep bench of talent. We are committed to investing in our employees’ skills and capabilities, so that we can continue to build strong, cohesive and diverse teams to drive fresh ideas for our clients and support the strategic goals of the Firm. At Morgan Stanley, our culture guides our employees, and our values inform everything we do. A culture that focuses on our clients and evaluates and manages risk is critical to ensuring we deliver for our shareholders, our clients and our communities.

Morgan Stanley is strong today and positioned to do well going forward. I hope you will read my Letter to Shareholders where I discuss our opportunities for the future in greater detail. I look forward to meeting you at the annual meeting next month.

Thank you for your support of Morgan Stanley.

Very truly yours,

James P. Gorman

Chairman and Chief Executive Officer

2    Morgan Stanley 2018 Proxy Statement

Election of Directors	10

Ratification of Appointment of Morgan Stanley’s Independent Auditor	38

Audit Committee Report	39
Independent Auditor’s Fees	40
COMPENSATION MATTERS	41

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)	41

Compensation Discussion and Analysis (CD&A)	42
Compensation, Management Development and Succession Committee Report	56

SHAREHOLDER PROPOSAL	71

INFORMATION ABOUT THE ANNUAL MEETING	73
Questions and Answers	73
Other Business	76

Morgan Stanley 2018 Proxy Statement    3

1585 Broadway

New York, NY 10036

NOTICE OF 2018 ANNUAL MEETING

OF SHAREHOLDERS

TIME AND DATE

10:00 a.m. (EDT) on May 24, 2018

LOCATION

Morgan Stanley

2000 Westchester Avenue, Purchase, New York

ITEMS OF BUSINESS

•	Elect the Board of Directors
•	Ratify the appointment of Deloitte & Touche LLP as independent auditor
•	Approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote)
•	Consider a shareholder proposal, if properly presented at the meeting
•	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof

RECORD DATE

The close of business on March 26, 2018 is the date of determination of shareholders entitled to notice of, and to vote at, the annual meeting of shareholders.

ADMISSION

Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 26, 2018, or a valid proxy or representative of such shareholder, may attend the annual meeting in person. Any shareholder, proxy or representative who wishes to attend the annual meeting must present the documentation described under “How Do I Attend the Annual Meeting?” Morgan Stanley reserves the right to limit the number of representatives who may attend the annual meeting on behalf of a shareholder.

By Order of the Board of Directors,

Martin M. Cohen

Corporate Secretary

April 6, 2018

VOTING

It is important that all of your shares are voted. You may submit your proxy to have your shares voted over the Internet or by telephone or by returning your proxy card or voting instruction form, if you receive one in the mail.

BY MOBILE DEVICE

You can vote by scanning the QR Barcode on your proxy materials.

BY INTERNET

You can vote online at www.proxyvote.com.

BY TELEPHONE

You can vote by calling the number on your proxy materials.

BY MAIL

You can vote by mail by completing, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

WEBCAST

If you are unable to attend the meeting in person, you may listen to the meeting at www.morganstanley.com/about-us-ir. Please go to our website prior to the annual meeting for details.

NOTICE

We are distributing to certain shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 6, 2018. The Notice informs those shareholders how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 through the Internet and how to submit a proxy online.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2018: Our Letter to Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2017 are available free of charge on our website at
www.morganstanley.com/2018ams.

4    Morgan Stanley 2018 Proxy Statement

OVERVIEW OF VOTING ITEMS

This overview of voting items presents certain information that you should consider before voting on the items presented at this year’s annual meeting; however, you should read the entire proxy statement carefully before voting. In this proxy statement, we refer to Morgan Stanley as the “Company,” the “Firm,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Item 1

Election of Directors

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

Director Nominees

Name	Occupation	Age	Director since	Non- management	Other current public boards	Morgan Stanley Committees
						A	CMDS	NG	OT	R
Elizabeth Corley	Senior Adviser, Allianz Global Investors (U.K.) Ltd.	61	2018	YES	- Pearson plc - BAE Systems plc			M
Alistair Darling	Former Chancellor of the Exchequer for the U.K.	64	2016	YES	- None	M				M
Thomas H. Glocer Independent Lead Director	Former CEO of Thomson Reuters Corporation	58	2013	YES	- Merck & Co., Inc.		M		M
James P. Gorman	Chairman of the Board and CEO of Morgan Stanley	59	2010	NO	- None
Robert H. Herz	President of Robert H. Herz LLC Former Chairman of Financial Accounting Standards Board	64	2012	YES	- Federal National Mortgage Association (Fannie Mae) - Workiva Inc.	C		M
Nobuyuki Hirano	President and Group CEO of Mitsubishi UFJ Financial Group, Inc.	66	2015	YES	- Mitsubishi UFJ Financial Group, Inc.					M
Jami Miscik	CEO and Vice Chair of Kissinger Associates, Inc.	59	2014	YES	- None				C	M
Dennis M. Nally	Former Chairman of PricewaterhouseCoopers International Ltd.	65	2016	YES	- None	M	M
Hutham S. Olayan	Vice Chair, principal and director of The Olayan Group	64	2006	YES	- International Business Machines Corporation		C
Ryosuke Tamakoshi	Senior Advisor of MUFG Bank, Ltd.	70	2011	YES	- None				M
Perry M. Traquina	Former CEO and Managing Partner, Wellington Management Company LLP	61	2015	YES	- eBay Inc. - The Allstate Corporation	M				C
Rayford Wilkins, Jr.	Former CEO of Diversified Businesses of AT&T Inc.	66	2013	YES	- Caterpillar Inc. - Valero Energy Corporation			C	M

A: Audit Committee CMDS: Compensation, Management Development and Succession Committee NG: Nominating and Governance Committee	OT: Operations and Technology Committee R: Risk Committee	C: Chair M: Member

Morgan Stanley 2018 Proxy Statement    5

OVERVIEW OF VOTING ITEMS

The Morgan Stanley Board of Directors

Board Tenure Balance	Board Independence

Average Tenure: 4.7* years upon election
at the annual meeting

* Average tenure of director nominees is calculated based on length of completed Board service from date of initial election through the date of the annual meeting.

All members of all committees are non-management, and the Board benefits from an engaged Independent Lead Director

International Experience	Director Experience, Qualifications, Attributes and Skills

See page 11 for more information about our Board.

Corporate Governance Highlights

Board Structure and Independence	• Ten new directors since 2012 who bring a diversity of skills, attributes and perspectives to the Board • Expansive Independent Lead Director role

Board Oversight

•  Oversees the Company’s strategy, annual business plans, Enterprise Risk Management (ERM) framework and culture, values and conduct

•  Regular review of succession plans for CEO and other senior executives

Shareholder Rights and Accountability

•  Adopted proxy access

•  Shareholders who own at least 25% of common stock may call a special meeting of shareholders

•  No supermajority vote requirements in our charter or bylaws

•  All directors elected annually by majority vote standard

•  No “poison pill” in effect

Annual Evaluations

•  Annual Board, Independent Lead Director, and committee self-assessments enhance performance

•  Encompasses duties and responsibilities, individual director performance, Board and committee structure, culture, process and execution

Sustainability and Giving Back	• Advance sustainable investing through our businesses • Enhanced management of our carbon footprint and environmental and social risk • Committed to giving back, one of our core values

6    Morgan Stanley 2018 Proxy Statement

Leadership (including strategic planning) (12) International / Global Perspective (12) Financial Services / Market Experience (9) Finance / Accounting Expertise (9) Risk Management (10) Operations/ Technology (9) Talent (management development and succession) (11) Public Policy / Social Responsibility (5) Public Company Experience/ Corporate Governance (10)

OVERVIEW OF VOTING ITEMS

Item 2

Ratification of Appointment of Morgan Stanley’s Independent Auditor

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.

See page 38 for Audit Matters and additional information, including the Audit Committee Report and fees paid to Deloitte & Touche.

Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)

Our Board unanimously recommends that you vote “FOR” this proposal.

See page 42 for the “Compensation Discussion and Analysis” (CD&A) and additional information relating to the metrics referenced below and see Section 5 of the CD&A for the notes referenced below.

2017 CEO Performance and Compensation Decision

At the start of 2017, as in prior years, the CMDS Committee established a target range of CEO compensation ($10 million to $28 million) and the factors to be considered in determining year-end compensation.

At year end, 2017 CEO compensation was set at $27 million, an increase from 2016, with shareholder-aligned features: 74% of total compensation is deferred over three years and subject to clawback, with 50% of incentive compensation delivered through future performance-vested equity awards — an increased proportion from prior years, consistent with shareholder feedback.

The 2017 pay decision for the CEO was based on the CMDS Committee’s assessment of Mr. Gorman’s strong individual performance through Morgan Stanley’s achievement of the long-term strategic objectives approved by the Board, Morgan Stanley’s improved profitability, and Morgan Stanley’s shareholder returns.

•	In 2017, Morgan Stanley continued to successfully execute on its long-term strategic objectives for 2016-2017(1)(2)(3).

2016-2017 Objective	2017 Results(4)

Streamline: $1 Billion Expense Reduction, <74% Firm Expense Efficiency Ratio	73% Firm Expense Efficiency Ratio(5)

Complete Fixed Income Restructuring and Maintain Revenue Footprint	Full Year Revenues $4.9 Billion with Fewer Resources

Wealth Management Pre-Tax Margin: 23 – 25%	25.5% Margin(6)

Increase Capital Return to Shareholders	Received Non-Objection to Further Increase Dividend (+25%) and Buyback (+43%)(7)

ROE: 9 – 11% (ROE Target)	9.4% ROE(3)(8)

Morgan Stanley 2018 Proxy Statement    7

OVERVIEW OF VOTING ITEMS

•	In 2017, Morgan Stanley delivered improved financial performance and showed increased profitability in executing its multiyear plan(1)(2)(3).

Improved Profitability

Improved Per Share Metrics

•	Morgan Stanley’s TSR for 2017 outperformed the S&P 500 Financials Index and its three- and five-year TSR continued to be very strong(12).

Morgan Stanley and S&P 500 Financials Index Total Shareholder Returns (TSR)(12)
1-Year (2017) TSR	3-Year (2015-2017) TSR	5-Year (2013-2017) TSR

MS Ranks vs. Global Peers(13)	4 of 9	3 of 9	1 of 9

8    Morgan Stanley 2018 Proxy Statement

OVERVIEW OF VOTING ITEMS

2017 CEO Compensation Elements

CEO compensation was delivered in a combination of base salary, cash bonus, time-vested deferred equity and deferred cash, and a performance-vested long-term equity incentive compensation award, as outlined in the chart below. A significant portion of CEO pay is deferred, awarded in equity, subject to future stock price performance, cancellation and clawback and, in the case of the performance-vested equity award, subject to future achievement of specified financial goals over a three-year period. The CMDS Committee believes this approach to executive compensation is consistent with shareholder feedback, executive motivation, best practices and regulatory principles.

MS 2017 CEO Compensation Elements ($MM)

Key Features of Compensation Program

•  Significant deferrals of compensation over three years

•  Performance-vested long-term equity incentive compensation based equally on MS average ROE and relative TSR over three years; shares earned can range from 0 – 1.5x target

•  Equity-based compensation to align employee and shareholder interests

•  Clawbacks apply to all awards and cover material adverse outcomes, even absent misconduct

•  Share ownership and retention requirements (CEO ownership requirement: 10x base salary, retention requirement: 75% of Equity Award Shares)

•  Prohibitions on pledging, hedging, selling short, or trading derivatives

•  No automatic vesting on change-in-control, double trigger in place

•  No excise tax protection upon a change-in-control

Shareholder Engagement

At our 2017 annual meeting of shareholders, 90% of the votes cast were in favor of our annual “Say on Pay” proposal. In anticipation of the 2018 “Say on Pay” vote, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics, including executive compensation, corporate governance and environmental and social goals. With respect to executive compensation, shareholders who provided feedback during our engagement program generally reported that executive compensation at Morgan Stanley was viewed as well-aligned with performance. After carefully considering shareholder feedback and other factors, the portion of CEO incentive compensation awarded in performance-vested long-term equity incentive compensation was increased for 2017.

Item 4

Shareholder Proposal

Our Board unanimously recommends that you vote “AGAINST” the shareholder proposal regarding a policy to prohibit vesting of deferred equity awards for senior executives who resign to enter government service.

See page 71 for the shareholder proposal and our Board’s opposition statement.

Morgan Stanley 2018 Proxy Statement    9

Deferred Compensation Current Compensation % of Incentive Compensation $27 MM % of Total Performance-Vested Long-Term Equity Incentive Compensation: 50% Time-Vested Deferred Equity & Deferred Cash: 28% Cash Bonus: 22% Base Salary 2017 Total Compensation Deferred: 74% Current: 26%

CORPORATE GOVERNANCE MATTERS

Item 1

Election of Directors

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

DIRECTOR SELECTION AND NOMINATION PROCESS

Overview

Our Board currently consists of 12 directors, including two directors who are designated in accordance with the terms of the Investor Agreement between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc. (MUFG), dated October 13, 2008, as amended and restated (Investor Agreement), pursuant to which Morgan Stanley agreed to take all lawful action to cause two of MUFG’s senior officers or directors to become members of Morgan Stanley’s Board. MUFG has designated Messrs. Nobuyuki Hirano and Ryosuke Tamakoshi as its representative directors pursuant to the Investor Agreement.

The Nominating and Governance Committee’s charter provides that the committee will actively seek and identify nominees for recommendation to the Board consistent with the criteria in the Morgan Stanley Corporate Governance Policies (Corporate Governance Policies), which provide that the Board values members who:

•	Combine a broad spectrum of experience and expertise with a reputation for integrity;
•	Have experience in positions with a high degree of responsibility;
•	Are leaders in the companies or institutions with which they are affiliated;
•	Can make contributions to the Board and management;
•	Represent the interests of shareholders; and
•	Possess a willingness to appropriately challenge management in a constructive manner.

While the Board has not adopted a policy regarding diversity, the Corporate Governance Policies provide that the Board will take into account the diversity of a director candidate’s perspectives, background and other relevant demographics. The Nominating and Governance Committee and Board may also determine specific skills and experience they are seeking in director candidates based on the needs of the Company at a specific time in light of the Company’s long-term strategy. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria.

Ongoing Board Succession Planning Process

The Board is committed to the ongoing review of Board composition and director succession planning. The Nominating and Governance Committee continuously reviews the experience, qualifications, attributes, skills and tenure of the members of the Board and maintains a list of potential director candidates that is reviewed and refreshed regularly throughout the course of the year.

The Corporate Governance Policies provide that the Board expects a director to advise the Chairman and Corporate Secretary if he or she plans to join the board of directors or similar governing body of another public or private company or advisory board, or experiences other changed circumstances that could diminish his or her effectiveness as a director or otherwise be detrimental to the Company. They also provide that the Board expects a director to advise and to offer to tender his or her resignation for consideration by the Board if his or her principal occupation or employer changes. In addition, the Corporate Governance Policies provide that a director candidate should not be nominated for election if the candidate would be 72 years old at the time of election.

In accordance with the Board’s retirement policy, Erskine Bowles retired from the Board effective February 1, 2018 and James Owens is not standing for re-election at the annual meeting of shareholders. The Board thanks Messrs. Bowles and Owens for their dedicated service to Morgan Stanley and many contributions to the Board, including as Independent Lead Director and Chairman of the Nominating and Governance Committee, respectively.

10    Morgan Stanley 2018 Proxy Statement

CORPORATE GOVERNANCE MATTERS

As part of the Board’s ongoing review of Board composition and succession planning, the Nominating and Governance Committee’s third-party search firm recommended Elizabeth Corley as a potential director candidate to the Nominating and Governance Committee. Upon the recommendation of the Nominating and Governance Committee, the Board unanimously elected Ms. Corley to the Board, effective January 1, 2018. The Board determined that Ms. Corley’s service as senior adviser and former global Chief Executive Officer of Allianz Global Investors (U.K.) Ltd. (AllianzGI) brings to the Board extensive management, markets and financial services experience as well as international perspective.

Key Statistics on Board Succession
10 New directors since 2012	4.7 years Average tenure of Board upon election at the annual meeting	63 Average age of Board upon election at the annual meeting

The Nominating and Governance Committee may retain and terminate, in its sole discretion, a third party to assist in identifying director candidates or gathering information regarding a director candidate’s background and experience. The Nominating and Governance Committee may also consider director candidates proposed by shareholders, as provided for in the Corporate Governance Policies. Members of the Nominating and Governance Committee, the Independent Lead Director and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates.

DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

When the Board nominates directors for election at an annual meeting, it evaluates the experience, qualifications, attributes and skills that an individual director candidate contributes to the tapestry of the Board as a whole to assist the Board in discharging its duties and overseeing the Company’s strategy. This evaluation is part of the Nominating and Governance Committee’s ongoing Board succession planning processes as well as the Board’s annual self-evaluation.

Our Directors’ Qualifications, Attributes and Skills Are Aligned with Company Strategy

The Company believes that an effective board consists of a diverse group of individuals who possess a variety of complementary skills and a range of tenures. The Nominating and Governance Committee and Board regularly consider these skills in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business and the broad set of challenges that it faces.

DIRECTOR NOMINEES

Quick Facts on Our Director Nominees
11 Non-management directors	9 Directors who are current or former CEOs	6 Directors born outside of the United States	3 Female directors

Morgan Stanley 2018 Proxy Statement    11

CORPORATE GOVERNANCE MATTERS

The Board has nominated the 12 director nominees below for election at the 2018 annual meeting of shareholders. The Board believes that, in totality, the mix of qualifications and the diversity of attributes and skills among the nominees enhances our Board’s effectiveness and is aligned with the Company’s long-term strategy. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members and in government and public policy and possess a diversity of qualifications, attributes and skills applicable to our business and long-term strategy.

Leadership (including strategic planning) (12)	International / Global Perspective (12)	Financial Services / Market Experience (9)

Financial / Accounting Expertise (9)	Risk Management (10)	Operations / Technology (9)

Talent (management development and succession) (11)	Public Policy / Social Responsibility (5)	Public Company Experience / Corporate Governance (10)

The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.

Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected.

12    Morgan Stanley 2018 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Elizabeth Corley, 61 Independent Director Director Since: 2018 Morgan Stanley Committees: • Nominating and Governance	Alistair Darling, 64 Independent Director Director Since: 2016 Morgan Stanley Committees: • Audit • Risk
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Ms. Corley’s leadership positions, including through her role as CEO of AllianzGI, bring to the Board extensive management experience as well as markets and financial services experience and international perspective.

Mr. Darling’s service as a former member of the British Parliament and as Chancellor of the Exchequer brings to the Board strong leadership, risk management and regulatory experience, as well as insight into both the global economy and the global financial system.

Professional Experience:

•	Senior Adviser of AllianzGI since April 2018, where she was non-executive Vice Chair from March 2016 to March 2018, global CEO from January 2012 to February 2016 and European CEO from 2005 to 2011.

•	Held various leadership positions at Merrill Lynch Investment Managers (formerly Mercury Asset Management) from 1993 to 2004, including as Managing Director and Head of the EMEA Asia Pacific Mutual Fund Business.

•	Began her career at Sun Alliance Life & Pensions Limited and subsequently served as a consultant and then partner at Coopers & Lybrand Management Consultants (U.K.) from 1985 to 1993.

•	Served two terms as Chairwoman of the Forum of European Asset Managers and served on the board of the Financial Reporting Council from 2011 to 2017.

Other Current Public Company Directorships:

BAE Systems plc and Pearson plc

Professional Experience:

•	Appointed to the House of Lords on December 10, 2015. Previously a member of the British Parliament, serving as a member of the House of Commons from 1987 to 2015.

•	Held several leadership positions in the U.K. government, including as Chancellor of the Exchequer from 2007 to 2010, Secretary of State for Trade and Industry from 2006 to 2007, Secretary of State for Scotland from 2003 to 2006, Secretary of State for Transport from 2002 to 2006, Secretary of State for Social Security/Work and Pensions from 1998 to 2002 and Chief Secretary to the Treasury from 1997 to 1998.

Morgan Stanley 2018 Proxy Statement    13

CORPORATE GOVERNANCE MATTERS

Thomas H. Glocer, 58 Independent Lead Director Director Since: 2013 Morgan Stanley Committees: • CMDS • Operations and Technology	James P. Gorman, 59 Chairman Director Since: 2010
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Mr. Glocer’s leadership positions, including in his capacity as Independent Lead Director appointed by our independent directors and as CEO of Thomson Reuters Corporation, brings to the Board extensive management experience as well as operational and technology experience and international perspective.

As CEO of the Company, Mr. Gorman is a proven leader with an established record as a strategic thinker backed by strong operating, business development and execution skills and brings an extensive understanding of Morgan Stanley’s businesses and decades of financial services experience.

Professional Experience:

•	Founder of Angelic Ventures, LP (Angelic), a family office focusing on early-stage investments in financial technology, cyber defense and media, and Managing Partner of Angelic since 2012.

•	Served as CEO of Thomson Reuters Corporation, a news and information provider for businesses and professionals, from April 2008 through December 2011, and as CEO of Reuters Group PLC from July 2001 to April 2008. Joined Reuters Group PLC in 1993 and served in a variety of executive roles before being named CEO.

•	Mergers and acquisitions lawyer at the law firm of Davis Polk & Wardwell LLP from 1984 to 1993.

Other Current Public Company Directorships:

Merck & Co., Inc.

Professional Experience:

•	Chairman of the Board and CEO of Morgan Stanley since January 2012. President and CEO from January 2010 through December 2011.

•	Co-President from December 2007 to December 2009, Co-Head of Strategic Planning from October 2007 to December 2009 and President and Chief Operating Officer of Wealth Management from February 2006 to April 2008.

•	Joined Merrill Lynch & Co., Inc. (Merrill Lynch) in 1999 and served in various positions, including Chief Marketing Officer, Head of Corporate Acquisitions Strategy and Research in 2005 and President of the Global Private Client business from 2002 to 2005.

•	Prior to joining Merrill Lynch, was a senior partner at McKinsey & Co., serving in the firm’s financial services practice. Earlier in his career, was an attorney in Australia.

14    Morgan Stanley 2018 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Robert H. Herz, 64 Independent Director Director Since: 2012 Morgan Stanley Committees: • Audit (Chair) • Nominating and Governance	Nobuyuki Hirano, 66 Non-management Director Director Since: 2015 Morgan Stanley Committees: • Risk
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Mr. Herz brings to the Board extensive regulatory, public accounting, financial reporting, risk management and financial experience through his private and public roles, including as Chairman of the Financial Accounting Standards Board.

In his role as Director, President and Group CEO at MUFG and its associated companies, Mr. Hirano brings to the Board global leadership as well as international banking, financial services, risk management and regulatory expertise.

Professional Experience:

•	President of Robert H. Herz LLC, providing consulting services on financial reporting and other matters, since September 2010.

•	Chairman of the Financial Accounting Standards Board from July 2002 to September 2010 and a part-time member of the International Accounting Standards Board from January 2001 to June 2002.

•	Served as a member of the Standing Advisory Group of the Public Company Accounting Oversight Board since 2012 and on the Accounting Standards Oversight Council of Canada from 2011 to March 2017.

•	Partner in PricewaterhouseCoopers LLP (PwC), an accounting firm, from 1985 to 2002.

Other Current Public Company Directorships:

Federal National Mortgage Association (Fannie Mae) and Workiva Inc.

Professional Experience:

•	President and Group CEO of MUFG, one of the world’s leading financial groups, since April 2013, and since April 2016 Chairman of MUFG Bank, Ltd. (MUFG Bank, formerly The Bank of Tokyo-Mitsubishi UFJ, Ltd.), the core commercial banking unit of MUFG.

•	Director of MUFG since June 2010 and Deputy President from October 2010 to March 2012. President and CEO of MUFG Bank from April 2012 to March 2016 and Deputy President of MUFG Bank from June 2009 to March 2012.

•	Managing Officer of MUFG from 2009 to 2010 and Senior Managing Director from 2008 to 2009 and Managing Director from 2006 to 2008 of MUFG Bank.

•	Numerous senior-level positions in Japan and abroad since joining The Mitsubishi Bank, Limited in 1974, including in the Corporate Planning Office and Corporate Banking Division of The Bank of Tokyo-Mitsubishi, Ltd.

•	Previously served as a director of Morgan Stanley from 2009 to 2011.

Other Current Public Company Directorships:

MUFG

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Jami Miscik, 59 Independent Director Director Since: 2014 Morgan Stanley Committees: • Operations and Technology (Chair) • Risk	Dennis M. Nally, 65 Independent Director Director Since: 2016 Morgan Stanley Committees: • Audit • CMDS
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Ms. Miscik brings to the Board extensive leadership in navigating geopolitical, macroeconomic and technology risks through her private and public roles, including as CEO and Vice Chair of Kissinger and her service with the Central Intelligence Agency.

Mr. Nally brings to the Board over 40 years of regulatory, public accounting and financial reporting experience, including through his role as Chairman of PricewaterhouseCoopers International Ltd., as well as extensive technology and management experience.

Professional Experience:

•	CEO and Vice Chair of Kissinger Associates, Inc. (Kissinger), a New York-based strategic international consulting firm that assesses and navigates emerging market geopolitical and macroeconomic risks for its clients, since March 2017.

•	Co-CEO and Vice Chair of Kissinger from 2015 to 2017 and President and Vice Chair of Kissinger from 2009 to 2015.

•	Global head of sovereign risk at Lehman Brothers from 2005 to 2008.

•	Central Intelligence Agency from 1983 to 2005, serving as Deputy Director for Intelligence from 2002 to 2005.

•	Co-Chair of the President’s Intelligence Advisory Board and served as Senior Advisor for Geopolitical Risk at Barclays Capital.

Other Public Company Directorships in the Past Five Years: EMC Corporation

Professional Experience:

•	Chairman of PricewaterhouseCoopers International Ltd., the coordinating and governance entity of the PwC network from 2009 to July 2016.

•	Chairman and Senior Partner of the U.S. firm of PricewaterhouseCoopers LLP (PwC) from May 2002 to June 2009.

•	Joined PwC in 1974 and became a partner in 1985, serving in numerous leadership positions within PwC, including National Director of Strategic Planning, Audit and Business Advisory Services Leader, and Managing Partner.

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Hutham S. Olayan, 64 Independent Director Director Since: 2006 Morgan Stanley Committees: • CMDS (Chair)	Ryosuke Tamakoshi, 70 Non-management Director Director Since: 2011 Morgan Stanley Committees: • Operations and Technology
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Ms. Olayan’s leadership positions, including as President and CEO of The Olayan Group’s U.S. operations, bring to the Board extensive management experience and her financial experience in the U.S. and internationally, including in the Middle East, strengthens the Board’s global perspective.

As a senior officer advisor to MUFG Bank and as former Chairman of MUFG, Mr. Tamakoshi brings to the Board over 45 years of banking experience and international, risk management and strategic expertise.

Professional Experience:

•	Vice Chair since 2018 and principal and director since 1981 of The Olayan Group, a private multinational enterprise that is a diversified global investor and operator of commercial and industrial businesses in Saudi Arabia.

•	Served as President and CEO of The Olayan Group’s U.S. operations for almost 30 years until December 2017, overseeing all investment activities in the Americas.

•	Member of the Executive Advisory Board of General Atlantic and a former director of Thermo Electron Corporation.

Other Current Public Company Directorships:

International Business Machines Corporation

Professional Experience:

•	Senior Advisor of MUFG Bank since June 2010.

•	Chairman of MUFG from October 2005 to June 2010 and Deputy Chairman of MUFG Bank from January 2006 to March 2008. Before the merger of the former Mitsubishi Tokyo Financial Group and UFJ Holdings, President and CEO of UFJ Holdings, Inc. and Chairman of UFJ Bank, Ltd.

•	Began his professional career at The Sanwa Bank, one of the legacy banks of MUFG Bank, in 1970.

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Perry M. Traquina, 61 Independent Director Director Since: 2015 Morgan Stanley Committees: • Audit • Risk (Chair)	Rayford Wilkins, Jr., 66 Independent Director Director Since: 2013 Morgan Stanley Committees: • Nominating and Governance (Chair) • Operations and Technology
Qualifications, Attributes and Skills:	Qualifications, Attributes and Skills:

Mr. Traquina brings to the Board extensive senior executive, regulatory and risk management experience, as well as investor perspective and market knowledge from his over 30 years at the global investment management firm Wellington.

Mr. Wilkins brings to the Board extensive management, technology and operational experience, as well as international perspective, through the various management positions he held at AT&T.

Professional Experience:

•	Chairman, CEO and Managing Partner of Wellington Management Company LLP (Wellington), a global, multi-asset investment management firm, serving from 2004 through June 2014 as CEO and Managing Partner and from 2004 through December 2014 as Chairman.

•	Partner, Senior Vice President and Director of Global Research at Wellington from 1998 to 2002 and President from 2002 to 2004.

•	Joined Wellington in 1980 and served in a number of executive roles before being named Chairman, CEO and Managing Partner.

Other Current Public Company Directorships:

The Allstate Corporation and eBay Inc.

Professional Experience:

•	CEO of Diversified Businesses of AT&T Inc. (AT&T), the telecommunications company, responsible for international investments, AT&T Interactive, AT&T Advertising Solutions and Customer Information Services from October 2008 to March 2012.

•	During his career, he served in numerous other management roles at AT&T, including as Group President and CEO of SBC Enterprise Business Services, Group President of SBC Marketing and Sales, and President and CEO of Pacific Bell Telephone Company and Nevada Bell Telephone Company.

•	Began his career at Southwestern Bell Telephone in 1974.

Other Current Public Company Directorships:

Caterpillar Inc. and Valero Energy Corporation

Our Board unanimously recommends that you vote “FOR” the election of all director nominees. Proxies solicited by the Board will be voted “FOR” each nominee unless otherwise instructed.

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CORPORATE GOVERNANCE HIGHLIGHTS

Morgan Stanley is committed to best-in-class governance practices which are embodied in our Corporate Governance Policies available at www.morganstanley.com/about-us-governance. The Board initially adopted the Corporate Governance Policies in 1995 and reviews and approves them annually to ensure they reflect evolving best practices and regulatory requirements, including the New York Stock Exchange (NYSE) corporate governance listing standards. The governance practices highlighted below are reflected in the Corporate Governance Policies, our bylaws and our committee charters, as applicable.

Board Structure and Independence

•	Our Board represents a tapestry of complementary skills, attributes and perspectives and includes individuals with financial services experience and a diverse international background.

•	Directors may not stand for election if they will be 72 years old at the time of election.

•	Our Board conducts an ongoing review of Board composition and succession planning, resulting in substantial refreshment of the Board and a diversity of skills, attributes and perspectives to the Board.

•	Upon election at the annual meeting, the average tenure of the members of the Board will be approximately 4.7 years.

•	Our Board has a majority of independent directors. Our Chairman is the only member of management who serves as a director.

•	Our Independent Lead Director is selected from and by the independent directors and has expansive duties set forth in our Corporate Governance Policies. The Independent Lead Director chairs regularly scheduled executive sessions without the Chairman present. See “Board Leadership Structure and Role in Risk Oversight.”

Rotation of Board Leadership and Committee Appointments

•	The Independent Lead Director and committee chairs serve for approximately three to five years to provide for rotation of Board leadership and committee chairs while maintaining experienced leadership.

•	In accordance with the Board’s rotation policy, the Board appointed Mr. Glocer as Independent Lead Director to replace Mr. Bowles, effective September 1, 2017.

•	In accordance with the Board’s policy regarding the periodic rotation of committee appointments, the Board has approved the following committee appointments since the beginning of 2016:

Audit	CMDS	Nominating and Governance	Operations and Technology	Risk
• Mr. Darling (member)	• Mr. Glocer (member)	• Mr. Wilkins (chair)	• Ms. Miscik (chair)	• Mr. Darling (member)
• Mr. Nally (member)	• Mr. Nally (member)	• Ms. Corley (member)		• Mr. Traquina (chair)

Board Oversight

•	The Board oversees the Company’s strategy and annual business plans.

[o]	Conducts an annual strategy offsite with the CEO, Operating Committee and senior management to review the Company’s long-term strategy.

[o]	Receives regular reporting regarding strategy at Board meetings as well as by the CEO and Operating Committee outside of regularly scheduled meetings.

[o]	Reviews the Company’s annual strategic presentation to shareholders, which summarizes the Company’s progress on the prior year’s strategic plan, provides an overview of long-term strategic priorities and includes specific financial and non-financial goals. The Company’s 2018 strategic presentation is available at http://www.morganstanley.com/about-us-ir.

•	The Board oversees the Company’s practices and procedures relating to culture, values and conduct.

•	The Board oversees the Company’s global ERM framework and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight. See “Board Leadership Structure and Role in Risk Oversight.”

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•	The Board has a separate committee responsible for operations and technology, including cybersecurity risk, and the Board receives briefings on cybersecurity at least annually, including an annual assessment from an external party.

•	Non-employee directors meet regularly with our primary regulator, the Federal Reserve, and other global regulators as requested.

•	Directors have complete and open access to senior members of management and other employees of the Company.

[o]	Board members meet with local management and independent control functions throughout the world and have visited several of our global offices.

[o]	The Independent Lead Director and committee chairs meet with management between regularly scheduled meetings for discussion of key items and to develop Board and committee agendas and provide feedback regarding information reported to the Board and on other topics to be reviewed.

[o]	The Company’s Chief Financial Officer (CFO), Chief Legal Officer (CLO) and Chief Risk Officer (CRO), as well as the heads of the Company’s operating units and other officers, regularly attend Board meetings and maintain an ongoing dialogue with Board members between Board meetings.

[o]	The CMDS Committee, in conjunction with the entire Board, annually reviews succession plans for the CEO and senior executives.

•	The director equity ownership requirement helps to align director and shareholder interests. Directors also may not enter into hedging transactions in respect of Morgan Stanley common stock or pledge Morgan Stanley common stock in connection with a margin or other loan transaction.

•	The Board, the Independent Lead Director and each committee have the right at any time to retain independent financial, legal or other advisors at the Company’s expense.

Annual Evaluation of Board, Committees and Independent Lead Director

Overview of Evaluation Process

•	The Board believes that establishing and maintaining a constructive evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Accordingly, the Nominating and Governance Committee reviews and approves the evaluation process annually so that the evaluation process continues to be effective in identifying areas to enhance the performance and effectiveness of the Board, the Independent Lead Director and the Board committees.

•	On an annual basis, the Board conducts an evaluation of the performance and effectiveness of each of the following:

Board of Directors	Standing Board Committees	Independent Lead Director
• Led by the Independent Lead Director	• Led by each committee chair	• Led by the Nominating and Governance Committee chair

Multi-Step Evaluation Process

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•	This process is aided by written discussion guides used to facilitate the assessments. These guidelines are updated annually to reflect significant new developments and areas of focus as the Nominating and Governance Committee determines appropriate and encompass many factors, including:

Duties and Responsibilities Board Structure and Composition, including Board Succession Planning	Culture Process Information and Resources	Execution Key Strengths/Areas for Improvement Areas of Focus

Addressing Feedback

•	Upon conclusion of such self-assessments, Board and committee policies and practices are revised as appropriate.

•	The self-assessment process has led to enhanced Board materials, “deep dives” on certain of the Company’s businesses and control areas, enhanced coordination among Board committees, and focus on particular skills and attributes of Board candidates.

Director Orientation and Continuing Education

•	Director education about Morgan Stanley, our strategy, control framework, regulatory environment and our industry begins when a director is elected to our Board and continues throughout his or her tenure on the Board.

•	The Nominating and Governance Committee oversees an orientation program for new directors, which includes an overview of director duties and our corporate governance policies as well as presentations by senior management, including the President, the CFO, CLO and CRO, on the Company’s strategy and regulatory framework, its primary business lines and control framework, as well as a one-on-one session with the Chairman and CEO.

•	As directors are appointed to new committees or assume a leadership role, such as committee chair, they receive additional orientation sessions specific to such responsibilities.

•	We also conduct educational briefings on business, governance, regulatory and control matters, and reimburse directors for reasonable costs incurred attending educational sessions on subjects that would assist them in discharging their duties.

Senior Management Succession and Development Planning

•	The CMDS Committee oversees CEO and senior management succession and development planning, which covers unexpected as well as planned events and is formally reviewed, in conjunction with the entire Board, at least annually.

•	Our CEO and our Chief Human Resources Officer review recommendations and evaluations of potential internal CEO and senior management successors, and review their qualifications, skills, accomplishments and developmental areas.

•	Potential internal CEO and senior management successors regularly attend Board meetings and engage with Board members periodically between Board meetings, including during preparatory meetings, client-related events and visits to our offices around the world. These interactions provide the Board with the knowledge of the Company’s executive talent that is critical to the Company’s succession planning.

Shareholder Rights and Accountability

•	All directors are elected annually.

•	In uncontested director elections, directors are elected by a majority of votes cast.

•	Proxy access permits up to 20 shareholders owning 3% or more of our stock continuously for at least three years to nominate the greater of two directors or up to 20% of our Board and include those nominees in our proxy materials.

•	Our Board has an Independent Lead Director with expansive duties. See “Board Leadership Structure and Role in Risk Oversight — Independent Lead Director.”

•	Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders.

•	There are no supermajority vote requirements in our charter or bylaws.

•	We do not have a “poison pill” in effect.

•	Shareholders and other interested parties may contact any of our Company’s directors.

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•	Shareholders may submit recommendations for director candidates for consideration by the Nominating and Governance Committee at any time by sending the information set forth under “Director Candidates Recommended by Shareholders” in the Corporate Governance Policies to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Under the policy, the Nominating and Governance Committee evaluates director candidates recommended by shareholders in the same manner as other director candidates. In order for director candidate recommendations to be considered for the 2019 annual meeting of shareholders, recommendations must be submitted in accordance with the policy by December 7, 2018.

Shareholder Engagement

•	Our Board and management value the views of our shareholders and engage with them year-round on a broad range of topics, including our strategy, financial performance, executive compensation, corporate governance and environmental and social goals.

•	Our Board receives reporting on feedback received from investors and shareholder voting results.

•	In addition, management routinely engages with investors at conferences and other forums.

•	We also speak with proxy advisors to discuss, and receive feedback on, our governance practices and executive compensation programs.

•	Feedback from investors informs the Board’s ongoing review of governance and compensation matters. In recent years, the Board has taken action responsive to such shareholder feedback, including the adoption of amendments to our bylaws to implement proxy access.

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Environmental, Social and Governance Highlights

•	Morgan Stanley endeavors to advance sustainability by considering environmental, social and governance (ESG) matters throughout our operations and businesses.

•	Through our various businesses, in partnership with Global Sustainable Finance, the internal function responsible for implementing our sustainability strategy, we offer financial solutions and advisory services that aim to create positive long-term benefits for clients and shareholders as well as the environment and global communities. The Morgan Stanley Institute for Sustainable Investing’s advisory board, chaired by our CEO, helps to ensure that our sustainability strategy is comprehensive, rigorous and innovative.

•	ESG initiatives are overseen by the Nominating and Governance Committee and reported to the Board. In fulfilling its duties, the Nominating and Governance Committee receives reports from the Chief Sustainability Officer, who oversees the Company’s efforts to promote global sustainability through the capital markets. The Company’s ESG initiatives include:

Institute for Sustainable Investing

Launched in 2013 and dedicated to accelerating adoption of sustainable investing, the Institute partners with business units across the Company to create scalable sustainable financing solutions, new sustainable investing tools and industry-leading insights.

• In 2017 the Institute published seven investor-oriented analytical pieces ranging from inclusive growth to investor demand for sustainable investing products.

Institutional Securities

We provide capital for clean-tech and renewable companies, help issue green bonds and integrate ESG into how we analyze companies within Equity Research.

• In 2017, we led $18.7 billion in green bond issuances and provided $16.8 billion in clean-tech and renewable energy financing. We now integrate ESG into coverage for 1,000 stocks.

Wealth Management

Our Investing with Impact Platform (IIP) launched in 2012 offers products that aim to generate market-rate returns while demonstrating positive environmental and/or social impact.

• As of year-end 2017, IIP had over $7.5 billion in client assets invested and launched a sustainable investing e-learning education program to approximately 16,000 financial advisors.

Investment Management

We develop ESG funds and impact fund of funds, engage with portfolio companies on ESG issues, and vote proxies on ESG issues. Morgan Stanley Investment Management (MSIM) is signatory to the Principles for Responsible Investment.

• In 2017, MSIM raised more than $125 million for its first global impact fund, which invests in private equity funds that offer the potential for compelling financial return while demonstrating positive environmental impact, social impact, or both.

Reducing Our Carbon Footprint

Since 2006, the Company has reduced its greenhouse gas emissions by 36 percent. We pursue energy efficient building standards for our offices across the globe, with 28 LEED certifications globally, and our solar array and fuel cells generate more than 9 million kWh of clean electricity on-site annually.

• In 2017, the Company announced a five-year carbon neutrality goal, committing to source 100% of our global energy needs from renewable energy by 2022, and joined the initiative RE100.

Environmental and Social Risk Management

We have robust processes, governed by our Global Environmental and Social Risk Policy, for reviewing and managing environmental and social risks that may arise in connection with transactions and activities across the Company. Our processes include environmental and social due diligence and escalation to senior management, where appropriate.

• In 2017, we conducted a stakeholder roundtable with leading experts to discuss risks related to human rights issues.

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Giving Back to the Community

•	Morgan Stanley is committed to philanthropic programs and giving back to the communities we serve. The impact of our philanthropic initiatives includes:

Volunteering	Giving	Community Development

• Employees logged 518,000 volunteer hours for charities around the world in 2017.

• Since inception in 2009, the Morgan Stanley Strategy Challenge has provided 117 nonprofits with more than 81,000 hours of pro bono services valued at over $12.4 million.

• In 2017, employees, together with the Company, the Morgan Stanley Foundation and the Morgan Stanley International Foundation, donated approximately $103 million.

• In the U.S., Morgan Stanley Healthy Cities has delivered 3.1 million nutritious meals, over 11,290 medical screenings and safe play spaces for more than 9,000 kids since 2014.

• Since 2010, we have committed $15.5 billion in community development investments, funding more than 81,000 affordable housing units and creating or retaining nearly 93,000 jobs.

• Since 2010, we have made 177 small-business loans and investments totaling over $205 million across the U.S., including $40 million in 2017.

Corporate Political Activities Policy Statement

Our Corporate Political Activities Policy Statement aims to ensure transparency of the Company’s practices and procedures regarding political activities and oversight by senior management and the Board. Our Corporate Political Activities Policy Statement:

•	Prohibits Morgan Stanley from making U.S. political contributions.

•	Provides that Morgan Stanley informs its principal U.S. trade associations not to use payments made by Morgan Stanley for election-related activity at the federal, state or local levels.

•	Provides that principal U.S. trade association memberships and expenditures relating to such memberships are reviewed annually with the Government Relations Department and the Nominating and Governance Committee.

•	Provides a link to examples of principal U.S. trade associations that the Company belongs to on the Company’s website.

•	Addresses oversight of lobbying activities by a member of the Operating Committee of the Company who reports to the Chairman and CEO, and oversight of significant lobbying priorities by the Nominating and Governance Committee.

•	Provides that the Nominating and Governance Committee oversees the Corporate Political Activities Policy Statement and the activities addressed by it.

Communication by Shareholders and Other Interested Parties with the Board of Directors

•	As set forth under “Communications with the Board” in the Corporate Governance Policies, shareholders and other interested parties may contact the Board, the non-management or independent directors, an individual director (including the Independent Lead Director or Chairman) or a committee of the Board, by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

•	Such communications will be handled in accordance with the procedures approved by the Company’s independent directors.

Additional Corporate Governance Information Available on Corporate Governance Webpage

In addition to the Corporate Governance Policies and other policies described above, our corporate governance webpage includes the following:

• Bylaws and Certificate of Incorporation	• Operating Committee Equity Ownership Commitment
• Code of Ethics and Business Conduct	• Charters for Board Committees
• Policy Regarding Shareholder Rights Plan	• Information Regarding the Integrity Hotline
• Environmental and Social Policies

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Hard copies of the materials described above are available without charge to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036.

Director Independence

The Board has adopted Director Independence Standards, which are more stringent than the independence requirements outlined in the NYSE rules in certain respects, and delineate relationships that are deemed to impair independence and categories of relationships that are not deemed material for purposes of director independence (Director Independence Standards). The Director Independence Standards, which are part of our Corporate Governance Policies available at www.morganstanley.com/about-us-governance, provide that for a director to be considered independent, a director must meet the following categorical standards:

1. Employment and commercial relationships affecting independence

A. Current Relationships

A director will not be independent if:

(i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor;

(ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor;

(iii) an immediate family member of the director (a) is a current employee of Morgan Stanley’s internal or external auditor and (b) personally works on Morgan Stanley’s audit;
(iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B. Relationships within Preceding Three Years

A director will not be independent if, within the preceding three years:

(i) the director is or was an employee of Morgan Stanley;

(ii) an immediate family member of the director is or was an executive officer of Morgan Stanley;

(iii) the director or an immediate family member of the director (a) was a partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time;

(iv) the director or an immediate family member of the director received more than $120,000 in direct compensation in any 12-month period from Morgan Stanley, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (b) compensation paid to an immediate family member of the director who is an employee (other than an executive officer) of Morgan Stanley; or

(v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

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2. Relationships not deemed material for purposes of director independence

In addition to the provisions above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the Board in this determination, it has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.

A. Equity Ownership

A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

B. Other Directorships

A relationship arising solely from a director’s position as

(i) director or advisory director (or similar position) of another company or for-profit corporation or organization or

(ii) director or trustee (or similar position) of a tax-exempt organization.

C. Ordinary Course Business

A relationship arising solely from transactions, including financial services transactions such as underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D. Contributions

A relationship arising solely from a director’s status as an executive officer of a tax-exempt organization, and the contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues during the organization’s preceding fiscal year (matching of employee charitable contributions is not included in Morgan Stanley’s contributions for this purpose).

E. Products and Services

A relationship arising solely from a director utilizing products or services of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

F. Professional, Social and Religious Organizations and Educational Institutions	A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer or director.
G. Family Members

Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

The Board has determined that nine of our 12 director nominees (Ms. Corley, Messrs. Darling, Glocer and Herz, Ms. Miscik, Mr. Nally, Ms. Olayan, and Messrs. Traquina and Wilkins) are independent in accordance with the Director Independence Standards. The Board has also determined that each of Klaus Kleinfeld and Donald T. Nicolaisen, who retired from the Board during 2017, were independent during the time they served on the Board in 2017, Mr. Bowles, who retired from the Board effective February 1, 2018, was independent during the time he served on the Board in 2017 and 2018 and Mr. Owens, who is not standing for re-election at the annual meeting of shareholders, is independent. Mr. Gorman, our Chairman and CEO, and Messrs. Hirano and Tamakoshi, who were designated pursuant to the Investor Agreement with MUFG, have not been determined independent.

To assess independence, the Board was provided with information about relationships between the independent directors (and their immediate family members and affiliated entities) and Morgan Stanley and its affiliates, including

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information about the directors’ professional experience and affiliations. In making its determination as to the independent directors, the Board reviewed the categories of relationships between Morgan Stanley and the directors described above and the following specific relationships under those Director Independence Standards:

•	Commercial relationships (such as financial services offered by the Company to clients in the ordinary course of the Company’s business) in the last three years between Morgan Stanley and entities where the directors are employees or executive officers, or their immediate family members are executive officers (Mr. Bowles, Ms. Corley, Mr. Kleinfeld and Ms. Olayan). In each case the fees the Company received were in compliance with the Director Independence Standards and the NYSE rules, and did not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues in any of the last three years and were considered immaterial.

•	Director’s utilization of Morgan Stanley products and services offered by the Company as a client of the Company (such as Wealth Management brokerage accounts and investments in funds sponsored by the Company) in the ordinary course of the Company’s business on terms and conditions substantially similar to those provided to unaffiliated third parties (Messrs. Glocer and Herz, Ms. Miscik, Mr. Nally, Ms. Olayan and Messrs. Owens, Traquina and Wilkins). In each case the provision of such products and services was in compliance with the Director Independence Standards and the NYSE rules and was considered immaterial.

Director Attendance at Annual Meeting

The Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. One of the current directors who was on the Board at the time of the 2017 annual meeting of the shareholders was unable to attend the meeting due to an unexpected business conflict. All of the other 12 directors who were on the Board, including all other current directors who were nominees at the time, attended the 2017 annual meeting of shareholders.

Board Meetings and Committees

Board Meetings

Our Board met 16 times during 2017. Each current director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2017 while the director was a member. In addition to Board and committee meetings, our directors also discharge their duties through, among other things, less formal group communications, including discussions, briefings and educational sessions, with the Independent Lead Director, Chairman of the Board and CEO, members of senior management and others as appropriate regarding matters of interest.

Committees

The Board’s standing committees, their membership and the number of meetings in 2017 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at www.morganstanley.com/about-us-governance.

•	All members of the Audit Committee, the CMDS Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees, including NYSE listing standards.

•	Each member of the CMDS Committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934 and an “outside director” as defined by Section 162(m) of the Internal Revenue Code.

•	The Board has determined that all members of the Audit Committee are independent and “financially literate” within the meaning of the NYSE listing standards and that the Chair and a majority of the members of the Audit Committee are “audit committee financial experts” within the meaning of the SEC rules.

•	All members of the Risk Committee and Operations and Technology Committee are non-employee directors and a majority of the members of such committees satisfy the independence requirements of the Company and the NYSE, and the Risk Committee membership satisfies other applicable legal and regulatory criteria.

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AUDIT COMMITTEE(1)
Current Members Robert H. Herz (Chair) Alistair Darling Dennis M. Nally Perry M. Traquina 14 Meetings Held in 2017

Primary Responsibilities

•  Oversees the integrity of the Company’s consolidated financial statements and system of internal controls.

•  Oversees risk management and risk assessment guidelines in coordination with the Board, Risk Committee and Operations and Technology Committee.

•  Reviews the major legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposures.

•  Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor.

•  Oversees the qualifications, independence and performance of the independent auditor, and pre-approves audit and permitted non-audit services.

•  Oversees the performance of the head of the Company’s Internal Audit Department (Global Audit Director), who reports functionally to the Audit Committee, and the internal audit function.

•  After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.

•  See also “Audit Matters.”

COMPENSATION, MANAGEMENT DEVELOPMENT AND SUCCESSION COMMITTEE(2)
Current Members Hutham S. Olayan (Chair) Thomas H. Glocer Dennis M. Nally James W. Owens 9 Meetings Held in 2017

Primary Responsibilities

•  Annually reviews and approves the corporate goals and objectives relevant to the compensation of the CEO and evaluates his performance in light of these goals and objectives.

•  Determines the compensation of executive officers and other officers and employees as appropriate.

•  Administers the Company’s equity-based compensation plans and cash-based nonqualified deferred compensation plans.

•  Oversees plans for management development and succession.

•  Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.

•  Oversees the Company’s incentive compensation arrangements, including with appropriate input from the CRO, to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

•  Reviews and approves the Company’s equity retention and ownership policies for executive officers and other officers and employees, as appropriate.

•  See also “Compensation Governance and Risk Management.”

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NOMINATING AND GOVERNANCE COMMITTEE(3)
Current Members Rayford Wilkins, Jr. (Chair) Elizabeth Corley Robert H. Herz James W. Owens 4 Meetings Held in 2017

Primary Responsibilities

•  Oversees succession planning for the Board and Board leadership appointments.

•  Reviews the overall size and composition of the Board and its committees.

•  Identifies and recommends candidates for election to the Board.

•  Oversees the orientation program for newly elected directors.

•  Reviews annually the Corporate Governance Policies.

•  Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Independent Lead Director, the Board and its committees.

•  Reviews and approves related person transactions in accordance with the Company’s Related Person Transactions Policy.

•  Reviews the director compensation program.

•  Reviews the Company’s Corporate Political Activities Policy Statement and oversees political activities, the Company’s significant lobbying priorities and expenditures related to principal U.S. trade associations.

•  Oversees the Company’s philanthropic programs and social responsibility, environmental and sustainability matters.

OPERATIONS AND TECHNOLOGY COMMITTEE(4)
Current Members Jami Miscik (Chair) Thomas H. Glocer Ryosuke Tamakoshi Rayford Wilkins, Jr. 5 Meetings Held in 2017

Primary Responsibilities

•  Oversees the Company’s operations and technology strategy, including trends that may affect such strategy.

•  Reviews the major operations and technology risk exposures of the Company, including information security, cybersecurity and fraud risks, and the steps management has taken to monitor and control such exposures.

•  Reviews the operations and technology budget and significant operations and technology expenditures and investments.

•  Reviews operations and technology metrics.

•  Oversees risk management and risk assessment guidelines and policies regarding operations and technology risk.

•  Oversees the Company’s business continuity planning.

•  See also “Board Leadership Structure and Role in Risk Oversight — Board Oversight of Cybersecurity Risk.”

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CORPORATE GOVERNANCE MATTERS

RISK COMMITTEE(5)
Current Members Perry M. Traquina (Chair) Alistair Darling Nobuyuki Hirano Jami Miscik 9 Meetings Held in 2017

Primary Responsibilities

•  Oversees the Company’s global ERM framework.

•  Oversees the Company’s capital, liquidity and funding planning and strategy.

•  Oversees the major risk exposures of the Company, including market, credit, operational, liquidity, model and reputational risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures and reviews significant new product risk, emerging risks and regulatory matters.

•  Oversees the risk identification framework.

•  Oversees the Company’s risk appetite statement, including risk limits and tolerances, and the ongoing alignment of the Risk Appetite Statement with the Company’s strategy and capital plans.

•  Reviews the contingency funding plan, effectiveness of the Company’s Basel III advanced systems, Comprehensive Capital Analysis and Review, Dodd-Frank Act Stress Testing submissions and Title I Resolution Plan.

•  Oversees risk management and risk assessment policies and guidelines.

•  Oversees the performance of the CRO (who reports to the Risk Committee and the CEO) and the risk management function.

•  See also “Board Leadership Structure and Role in Risk Oversight — Board Role in Risk Oversight.”

(1)	Effective September 1, 2017, Mr. Darling joined the Audit Committee and Mr. Glocer concluded service on the Audit Committee. Effective May 22, 2017, Mr. Nicolaisen concluded service on the Board and Audit Committee.

(2)	Effective at the Annual Meeting, Mr. Owens will conclude service on the Board and CMDS Committee. Effective February 1, 2018, Mr. Bowles concluded service on the Board and CMDS Committee. Effective September 1, 2017, Messrs. Glocer and Nally joined the CMDS Committee. Effective April 21, 2017, Mr. Kleinfeld concluded service on the Board and CMDS Committee.

(3)	Effective at the Annual Meeting, Mr. Owens will conclude service on the Board and Nominating and Governance Committee. Effective February 1, 2018, Ms. Corley joined the Nominating and Governance Committee when Mr. Bowles concluded service on the Nominating and Governance Committee. Effective September 1, 2017, Mr. Wilkins was appointed Chair of the Nominating and Governance Committee.

(4)	Effective September 1, 2017, Ms. Miscik was appointed Chair of the Operations and Technology Committee.

(5)	Effective May 22, 2017, Mr. Nicolaisen concluded service on the Risk Committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board is responsible for reviewing the Company’s leadership structure. As set forth in the Corporate Governance Policies, the Board believes that the Company and its shareholders are best served by maintaining the flexibility to have any individual serve as Chairman of the Board based on what is in the best interests of the Company at a given point in time, taking into consideration, among other things:

•	The composition of the Board;
•	The role of the Company’s Independent Lead Director;
•	The Company’s strong corporate governance practices;
•	The CEO’s working relationship with the Board; and
•	The challenges specific to the Company.

The Board has determined that the appointment of a strong Independent Lead Director (as described below), together with a combined Chairman and CEO, serves the best interests of the Company and its shareholders. By serving in both positions, the CEO and Chairman is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Independent Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of CEO and Chairman ensures that the Company presents its message and strategy to shareholders, employees and clients with a unified voice. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Gorman to serve as Chairman and CEO at this time, considering the strong role of our Independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

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CORPORATE GOVERNANCE MATTERS

Independent Lead Director

The Corporate Governance Policies provide for an independent and active Independent Lead Director who is appointed and reviewed annually by the independent directors with clearly defined leadership authority and responsibilities.

Our Independent Lead Director, Tom Glocer, was appointed by our other independent directors and as part of his formal duties and responsibilities shall:

Board Governance and Leadership	Advising the Chairman and CEO	Board Effectiveness and Succession Planning

• Preside at all meetings of the Board at which the Chairman is not present

• Have the authority to call, and lead, non-management director sessions and independent director sessions

• Help facilitate communication among the Chairman, the CEO and the non-management and independent directors, including serving as liaison between the Chairman and the Independent directors

• Approve the types and forms of information sent to the Board

• Solicit the non-management directors for advice on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board

• Be available, if requested, to meet with the Company’s primary regulators

• Be available, if requested by major shareholders, for consultation and direct communication in accordance with the Corporate Governance Policies

• Communicate with the Chairman and the CEO between meetings and act as a “sounding board” and advisor

• Advise the Chairman and the CEO
of the Board’s informational needs

• Collaborate with the Chairman and the CEO in developing the agenda for meetings of the Board

• Approve Board meeting agendas
and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items

• Have authority to request inclusion of additional agenda items

• Communicate with the Chairman and the CEO and other members of management, as appropriate, about decisions reached, suggestions and views expressed by non-management directors in executive sessions or outside of Board meetings

• Lead the annual evaluation of the performance and effectiveness of the Board

• Help facilitate the efficient and effective functioning and performance of the Board

• Help facilitate discussion and open dialogue among non-management directors during Board meetings, executive sessions and outside of Board meetings

• Consult with the Chair of the Nominating and Governance Committee on Board succession planning and Board Committee appointments

• Coordinate with the Chair of the Nominating and Governance Committee on recruiting and interviewing candidates for the Board

• Consult with the Chair of the Compensation, Management Development and Succession Committee on the annual evaluation of the performance of the CEO

Independent Oversight of Management

The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•	The Board has a majority of independent and non-management directors. Nine of the 12 director nominees are independent as defined by the NYSE listing standards and the Company’s more stringent Director Independence Standards. Eleven of the 12 director nominees are non-management directors. All of the Company’s directors are elected annually.

•	The Board’s key standing committees are composed solely of non-management directors. The Audit Committee, the CMDS Committee, and the Nominating and Governance Committee are each composed solely of independent directors. The Operations and Technology Committee and Risk Committee are chaired by independent directors and consist of a majority of independent directors and include only non-management directors. The committees provide independent oversight of management.

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CORPORATE GOVERNANCE MATTERS

•	The Board’s non-management directors meet regularly in executive session. The non-management directors meet regularly in executive session without management present and, consistent with the NYSE listing standards, at least annually, the independent directors meet in executive session. These sessions are chaired by the Independent Lead Director.

Board Role in Risk Oversight

Effective risk management is vital to the success of Morgan Stanley. The Board has oversight for the Company’s global ERM framework, which integrates the roles of the Company’s risk management functions into a holistic enterprise to facilitate the incorporation of risk assessment into decision-making processes across the Company, and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight.

The Risk Committee assists the Board in the oversight of:

•	The Company’s global ERM framework;

•	The Company’s capital, liquidity and funding strategy;

•	The major risk exposures of the Company, including market, credit, operational, model, liquidity and reputational risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures;

•	The Company’s risk identification framework;

•	The Company’s risk appetite statement, including risk limits and risk tolerance, which are reviewed and approved annually and the ongoing alignment of the Risk Appetite Statement with the Company’s strategy and capital plans;

•	The Company’s significant risk management and risk assessment guidelines and policies; and

•	The performance of the CRO, who reports to the CEO and the Risk Committee.

In fulfilling its duties, the Risk Committee receives reports:

•	Regarding the Company’s capital adequacy, Comprehensive Capital Analysis and Review, Dodd-Frank Act Stress Testing and the Company’s Title I Resolution Plan and Recovery Plan;

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CORPORATE GOVERNANCE MATTERS

•	From the CRO, CFO and Corporate Treasurer regarding capital, model, liquidity and funding strategy and planning and the major risk exposures of the Company, including market, credit, operational, liquidity and reputational;

•	From the Global Audit Director on reviews of risk management, liquidity and capital functions; and

•	Regarding significant strategic transactions and investments, risk data controls and governance, new product risk, emerging risks and regulated matters relating to its authority.

The Risk Committee reports to the entire Board on a regular basis and the entire Board receives a report from the CRO on a quarterly basis regarding cross-enterprise risks.

The Audit Committee assists the Board and the Risk Committee in the oversight of the major legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposure, as well as, in coordination with the Risk Committee and the Operations and Technology Committee, guidelines and policies that govern the process for risk assessment and risk management.

The Operations and Technology Committee has responsibility for oversight of operations and technology risk, including information security, cybersecurity and fraud.

The CMDS Committee oversees the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.

The committees report to the entire Board on a regular basis and have overlapping directors, invite Chairs of other committees to attend meetings, as appropriate given topics of discussion, and hold joint meetings as necessary to discharge their duties.

The Board has also authorized the Firm Risk Committee, a management committee appointed and chaired by the CEO that includes the most senior officers of the Company, including the CRO, CLO and CFO, to oversee the Company’s global ERM framework. The Firm Risk Committee’s responsibilities include oversight of the Company’s risk management principles, procedures and limits and the monitoring of capital levels and material market, credit, operational, model, liquidity, legal, compliance and reputational risk matters, and other risks, as appropriate, and the steps management has taken to monitor and manage such risks. The Company’s risk management is further discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Form 10-K).

Board Oversight of Cybersecurity Risk

Cybersecurity risk is overseen by the Board as well as the Operations and Technology Committee and the Risk Committee. The Operations and Technology Committee has primary responsibility for oversight of information and cybersecurity operations. In accordance with its charter, the Operations and Technology Committee receives regular reporting at each quarterly meeting from the Head of Technology (a member of the Company’s Operating Committee), the Chief Information Officer for Enterprise Technology and Risk and the Head of Technology and Information Risk on information security and cybersecurity risk as well as the steps management has taken to monitor and control such exposures. Such reporting includes an update on the Company’s cybersecurity program, the external threat environment and the Company’s programs to address and mitigate the evolving cybersecurity threat environment. The Chair of the Operations and Technology Committee regularly reports to the full Board on cybersecurity risks and other matters reviewed by the Operations and Technology Committee. In addition, the Risk Committee receives regular reporting on cybersecurity risk as part of its operational risk update. Twice a year, the full Board receives a presentation on cybersecurity risk, including an annual independent assessment of key aspects of the Company’s cybersecurity program from an external party. The Board (or a committee thereof) also reviews and approves the Global Cybersecurity Program Policy, the Global Information Security Program Policy and the Global Technology Policy at least annually. Senior management, including the senior technology officers mentioned above, also discuss cybersecurity developments with the chairs of the Operations and Technology and Risk committees between board and committee meetings, as necessary.

Assessment of Leadership Structure and Risk Oversight

The Board has determined that its leadership structure is appropriate for the Company. Mr. Gorman’s role as CEO, his existing relationship with the Board, his understanding of Morgan Stanley’s businesses and strategy, and his professional

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CORPORATE GOVERNANCE MATTERS

experience and leadership skills uniquely position him to serve as Chairman and CEO, while the Company’s Independent Lead Director position enhances the overall independent functioning of the Board. The Board believes that the combination of the Chairman and CEO, the Independent Lead Director and the Chairs of the Audit, CMDS, Operations and Technology, Nominating and Governance and Risk committees provide the appropriate leadership to help ensure effective risk oversight by the Board.

Compensation Governance and Risk Management

The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance.

•	Retains an independent compensation consultant and evaluates the independence of such consultant and other advisors as required by any applicable law, regulation or listing standard. The CMDS Committee’s compensation consultant, Pay Governance, assists the CMDS Committee in collecting and evaluating external market data regarding executive compensation and performance and advises the CMDS Committee on developing trends and best practices in executive compensation and equity and incentive plan design. In performing these services, Pay Governance met regularly with the CMDS Committee, including without management present, and separately with the CMDS Committee Chair. Pay Governance does not provide any other services to the Company or its executive officers. The Company has affirmatively determined that no conflict of interest has arisen in connection with the work of Pay Governance as compensation consultant for the CMDS Committee.

•	Regularly reviews (i) Company performance with respect to execution of long-term strategy and evaluates executive performance in light of such achievements; (ii) executive compensation strategy, including the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives; and (iii) market trends and legislative and regulatory developments affecting compensation in the U.S. and globally.

•	Oversees the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance. The CRO reviews the Company’s incentive compensation arrangements from a risk perspective and reports his findings to the CMDS Committee at least annually. The CRO concluded that the Company’s current compensation programs for 2017 do not incentivize employees to take unnecessary or excessive risk and that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

•	Grants senior executive annual incentive compensation after a comprehensive review and evaluation of Company, business unit and individual performance for the year, and reviews its compensation decisions with our Board for executive officers and other senior executives.

•	Together with senior management, oversees the Company’s controls regarding the year-end compensation process, which have been designed to be consistent with our regulators’ principles for safety and soundness, including policies and procedures for funding and allocating the incentive compensation pool and the use of discretion in determining individual incentive compensation awards; processes for identifying “risk-taking” employees; and processes to administer incentive compensation clawback and cancellation features.

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CORPORATE GOVERNANCE MATTERS

Director Compensation

The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors earned during 2017 with respect to their Board service.

Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erskine B. Bowles*	128,333	250,000	—	—	—	378,333
Alistair M. Darling	88,333	250,000	—	—	—	338,333
Thomas H. Glocer	118,333	250,000	—	—	—	368,333
Robert H. Herz	115,000	250,000	—	—	—	365,000
Klaus Kleinfeld*	21,250	—	—	—	—	21,250
Jami Miscik	98,333	250,000	—	—	—	348,333
Dennis M. Nally	88,333	250,000	—	—	—	338,333
Donald T. Nicolaisen*	33,333	—	—	—	—	33,333
Hutham S. Olayan	95,000	250,000	—	—	—	345,000
James W. Owens	101,667	250,000	—	—	—	351,667
Perry M. Traquina	112,500	250,000	—	—	—	362,500
Rayford Wilkins, Jr.	98,333	250,000	—	—	—	348,333

*	Mr. Kleinfeld concluded service on the Board effective April 21, 2017. Mr. Nicolaisen concluded service on the Board effective May 22, 2017, the date of the 2017 annual meeting of shareholders, and Mr. Bowles concluded service on the Board effective February 1, 2018.

(1)	Messrs. Gorman, Hirano and Tamakoshi received no compensation during 2017 for Board service.

(2)	Represents the portion of the annual Board and Board committee retainers that was earned, whether paid in cash or deferred at the director’s election, during 2017. Cash retainers for service on the Board and Board committees during the 2017 service period are paid semi-annually in arrears for the period beginning at the 2017 annual meeting of shareholders (May 22, 2017) and concluding at the 2018 annual meeting of shareholders (May 24, 2018). Amounts in the table represent cash retainers earned for a portion of the 2016 service period (January 1, 2017 to May 22, 2017) and cash retainers earned for a portion of the 2017 service period (May 23, 2017 to December 31, 2017).

The annual Board retainer for the 2017 service period for each director is $75,000. In addition, the Independent Lead Director, each of the Board committee chairs and each Board committee member receive additional annual retainers for the 2017 service period, as set forth in the following table. Retainers are prorated when a director joins or leaves the Board or a committee at any time other than at the annual meeting of shareholders, and no retainers are paid if the director is elected to the Board less than 60 days prior to the annual meeting. Directors do not receive meeting fees.

Position	Retainer ($)
Independent Lead Director	50,000
Committee Chairs
Audit and Risk Committees	30,000
All Other Committees	20,000
Committee Members	10,000

Directors can elect to receive all or a portion of their retainers on a current basis in cash or shares of common stock or on a deferred basis under the shareholder-approved Directors’ Equity Capital Accumulation Plan (DECAP) in the form of Elective Units. Elective Units are not subject to vesting or cancellation.

Messrs. Bowles, Glocer, Owens and Traquina and Ms. Olayan deferred all or a portion of their cash retainers into Elective Units under DECAP. Elective Units in lieu of cash retainers earned for the second half of the 2016 service period were granted in arrears on May 22, 2017, and Elective Units in lieu of cash retainers earned for the first half of the 2017 service period were granted in arrears on November 22, 2017. The number of Elective Units granted on May 22, 2017 was based on $41.7278, and the number of Elective Units granted on November 22, 2017 was based on $49.2526, which, in each case, represents the volume-weighted average price of the common stock on the grant date.

(3)	Represents the aggregate grant date fair value of the annual stock unit award granted on May 22, 2017 for the 2017 service period. The aggregate grant date fair value of the stock unit awards is based on $41.7278, the volume-weighted average price of the common stock on the grant date. For further information on the valuation of these stock units, see notes 2 and 18 to the consolidated financial statements included in the 2017 Form 10-K.

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CORPORATE GOVERNANCE MATTERS

Under DECAP, directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the annual meeting and are not initially elected at the annual meeting) and an equity award annually thereafter on the date of the annual meeting of shareholders. Initial and annual equity awards are granted 50% in the form of stock units that do not become payable until the director retires from the Board (Career Units) and 50% in the form of stock units payable on the first anniversary of grant (Current Units). The grant date fair value of the initial equity award is $250,000, prorated for service until the annual meeting, and the award is fully vested upon grant. The grant date fair value of the annual equity award is $250,000 and the award is subject to monthly vesting until the one-year anniversary of the grant date. Directors may elect to extend deferral of their Career Units and Current Units beyond the scheduled payment date, subject to specified limitations.

The DECAP includes an aggregate limit of $750,000 on annual non-employee director compensation and our Corporate Governance Policies include a director equity ownership requirement of five times the annual cash Board retainer.

(4)	The following table sets forth the aggregate number of shares underlying DECAP stock units outstanding at December 31, 2017.

Name	Stock Units (#)
Erskine B. Bowles	160,335
Alistair M. Darling	12,651
Thomas H. Glocer	52,081
Robert H. Herz	40,418
Klaus Kleinfeld	—
Jami Miscik	18,036
Dennis M. Nally	8,298
Donald T. Nicolaisen	38,800
Hutham S. Olayan	148,286
James W. Owens	62,122
Perry M. Traquina	29,134
Rayford Wilkins, Jr.	22,594

Related Person Transactions Policy

Our Board has adopted a written Related Person Transactions Policy (Policy) requiring the approval or ratification by the Nominating and Governance Committee of transactions (including material amendments or modifications to existing transactions) where the Company is a participant, the transaction exceeds $120,000 and a related person (directors or director nominees, executive officers, 5% shareholders and immediate family members of the foregoing) has a direct or indirect material interest. Under the Policy, in determining whether to approve or ratify such Related Person Transactions, the Nominating and Governance Committee considers all relevant facts and circumstances, including, but not limited to: the terms and commercial reasonableness of the transaction; the size of the transaction; the materiality to, and interest of, the related person and the Company in the transaction; whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person; and, if the related person is an independent director, the impact on the director’s independence. Certain transactions are not subject to the Policy, including compensation of executive officers approved by the CMDS Committee and ordinary course commercial or financial services transactions between the Company and an entity in which a related person has an interest if the transaction is made under terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable transactions with unaffiliated third parties and the related person does not otherwise have a direct or indirect material interest in the transaction.

Certain Transactions

Our subsidiaries may extend credit in the ordinary course of business to certain of our directors, officers and members of their immediate families. These extensions of credit may be in connection with margin loans, mortgage loans or other extensions of credit by our subsidiaries. These extensions of credit are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

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CORPORATE GOVERNANCE MATTERS

Each of MUFG, State Street Corporation (State Street), T. Rowe Price Associates, Inc. (T. Rowe Price), BlackRock, Inc. (BlackRock) and The Vanguard Group (Vanguard) beneficially owns 5% or more of the outstanding shares of Morgan Stanley common stock as reported under “Principal Shareholders.” During 2017, we engaged in transactions in the ordinary course of business with each of MUFG, State Street, T. Rowe Price, BlackRock and Vanguard and certain of their respective affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management, lending, securitization and other financial services transactions. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

A child of Jeffrey Brodsky, an executive officer, is a non-executive employee of the Company and received compensation in 2017 of approximately $177,000 and standard benefits applicable to similarly situated employees.

Mr. Nicolaisen, a former director of the Company who concluded service on the Board on May 22, 2017, joined the boards of the Company’s two U.S. subsidiary banks and will receive compensation of $125,000 per year for each board membership and fees totaling $45,000 for service as Independent Lead Director and Chair of the Risk Committee at Morgan Stanley Bank, N.A.

In addition to the transactions described above, as part of the global strategic alliance between MUFG and the Company, on May 1, 2010 the Company and MUFG formed a joint venture in Japan of their respective investment banking and securities businesses by forming two joint venture companies. MUFG contributed the investment banking, wholesale and retail securities businesses conducted in Japan by Mitsubishi UFJ Securities Co., Ltd. into one of the joint venture entities named Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (MUMSS). The Company contributed the investment banking operations conducted in Japan by its subsidiary, Morgan Stanley MUFG Securities Co., Ltd. (MSMS), formerly known as Morgan Stanley Japan Securities Co., Ltd., into MUMSS (MSMS, together with MUMSS, the Joint Venture). MSMS has continued its sales and trading and capital markets business conducted in Japan. The Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the Middle East and Africa, referral agreements for commodities transactions and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise.

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AUDIT MATTERS

Item 2

Ratification of Appointment of Morgan Stanley’s Independent Auditor

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and evaluate the independent registered public accounting firm retained to audit the Company’s consolidated financial statements (independent auditor). The Audit Committee reviews and assesses annually the qualifications and performance of the independent auditor. The Audit Committee also evaluates whether it is appropriate to rotate the independent auditor and ensures the mandatory, regular rotation of the lead audit partner of the independent auditor and, in connection with such rotation, the Audit Committee is directly involved in the selection of the lead audit partner, who may provide services to the Company for a maximum of five consecutive years. Commencing with the 2016 audit, the current lead audit partner was designated and is expected to serve in this capacity through the end of the 2020 audit. As part of the Audit Committee’s annual review of Deloitte & Touche LLP (Deloitte & Touche), the Audit Committee reviewed and considered, among other factors:

•	The results of management’s assessment that includes the results of a global management survey and interviews regarding overall historic and recent performance;

•	Deloitte & Touche’s independence from the Company, noting that Deloitte & Touche does not provide any non-audit services to the Company other than those deemed permissible, as described under “Independent Auditor Fees”;

•	Deloitte & Touche’s tenure as independent auditor, including the controls and processes in place (such as the mandatory rotation of audit partners) that help ensure Deloitte & Touche’s continued independence from the Company;

•	The professional qualifications of Deloitte & Touche and that of the lead audit partner and other key engagement partners;

•	Deloitte & Touche succession planning for senior Deloitte & Touche personnel on the engagement;

•	Deloitte & Touche’s historic and current quality of service, including candidness of communication and interactions with the Audit Committee, independent judgment and professional integrity and objectivity;

•	Deloitte & Touche’s global capabilities and expertise in handling the breadth of the Company’s global operations and businesses, accounting policies and internal control over financial reporting;

•	The appropriateness of Deloitte & Touche fees relative to both efficiency and audit quality;

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Deloitte & Touche and peer firms;

•	The potential impact and advisability of selecting a different independent auditor; and

•	Whether retaining Deloitte & Touche is in the best interest of Morgan Stanley and its stockholders.

Based on this review, the Audit Committee has appointed Deloitte & Touche as independent auditor for the year ending December 31, 2018 and presents this selection to the shareholders for ratification. The Audit Committee believes the continued retention of Deloitte & Touche is in the best interest of the Company and its shareholders. Deloitte & Touche was selected as independent auditor upon the merger creating the current Company in 1997 and has served continuously as independent auditor since that time. Deloitte & Touche will audit the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ending December 31, 2018 and will perform other permissible, pre-approved services.

Deloitte & Touche representatives will attend the annual meeting. They will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

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AUDIT MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee’s charter (available at www.morganstanley.com/about-us-governance) provides that the Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the independent auditor, the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the Company’s independent auditor. As described under “Corporate Governance Matters — Corporate Governance Highlights — Board Meetings and Committees,” the Board has determined that all members of the Audit Committee are independent and “financially literate” within the meaning of the NYSE listing standards and a majority of the members of the Audit Committee are “audit committee financial experts” within the meaning of SEC rules.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements and significant accounting policies;

•	Reviewed the major legal and compliance risk exposures and the guidelines and policies that govern the process for risk assessment and risk management, including coordinating with the Risk Committee and the Operations and Technology Committee;

•	Reviewed, discussed and approved the plan and scope of the work and coverage of the internal auditor for 2017 and reviewed and discussed summaries of the significant reports to management by the internal auditor;

•	Reviewed the performance, compensation and independence of the Global Audit Director;

•	Reviewed and discussed the plan and scope of the work of the independent auditor for 2017;

•	Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements, and reviewed, discussed and approved the Company’s annual compliance plan;

•	Met with and received reports from senior representatives of the Finance Department, Legal and Compliance Division and the Internal Audit Department; and

•	Met with Deloitte & Touche, the internal auditor and Company management, including the CFO, CLO, Chief Compliance Officer and Global Audit Director in executive sessions.

We reviewed and discussed with management, the internal auditor and Deloitte & Touche: the audited consolidated financial statements for 2017, the critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K, management’s annual report on the Company’s internal control over financial reporting and Deloitte & Touche’s opinion on the effectiveness of the Company’s internal control over financial reporting.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees pursuant to auditing standards adopted by the PCAOB. Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and represented that it is independent from the Company.

We also discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly

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Reports on Form 10-Q and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related and tax services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2017 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the year ending December 31, 2018 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Robert H. Herz, Chair

Alistair Darling

Dennis M. Nally

Perry M. Traquina

INDEPENDENT AUDITOR’S FEES

The Audit Committee is responsible for overseeing the audit fee negotiations associated with the engagement of Deloitte & Touche. The Audit Committee pre-approves categories of audit and permitted non-audit services that Deloitte & Touche may perform for the Company and sets budgeted fee levels for such services. The Company reviews proposed engagements, in conjunction with Deloitte & Touche, to confirm the proposed engagements fit within a category of pre-approved services and such engagements are documented and reported to the Audit Committee on a quarterly basis. Any proposed service category, engagement or budgeted fee adjustment that has not been pre-approved by the Audit Committee may be approved by the Audit Committee chair between regularly scheduled quarterly meetings and reported to the Audit Committee at its next quarterly meeting. Any fees for services in excess of the pre-approved budgeted fees must be specifically approved.

The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to 2017 and 2016.

	2017 ($)	2016 ($)
Audit Fees(1)	47.9	46.5
Audit-Related Fees(2)	5.1	5.9
Tax Fees(3)	1.5	1.1
All Other Fees	—	—
Total	54.5	53.5

(1)	Audit Fees services include: the audit of our consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; services attendant to, or required by, statute or regulation; comfort letters, consents and other services related to SEC and other regulatory filings; and audits of subsidiary financial statements.

(2)	Audit-Related Fees services include: data verification and agreed-upon procedures related to asset securitizations; assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; agreed upon procedures engagements; regulatory matters; and attest services in connection with debt covenants.

(3)	Tax Fees services include: U.S. federal, state and local income and non-income tax planning and advice; U.S. federal, state and local income and non-income tax compliance; non-U.S. income and non-income tax planning and advice; non-U.S. income and non-income tax compliance; and transfer pricing-related services.

Morgan Stanley offers various unconsolidated registered money market, equity, fixed income and alternative funds, and other funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these unconsolidated Funds. Fees paid to Deloitte & Touche by these Funds for these services were $12.8 million in 2017 and $11.3 million in 2016.

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Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)

Our Board unanimously recommends that you vote “FOR” this proposal.

As required by Section 14A of the Securities Exchange Act of 1934, this proposal seeks a shareholder advisory vote to approve the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative).”

Although this “Say on Pay” vote is advisory and is not binding on our Board, the CMDS Committee will take into consideration the outcome of the vote when making future executive compensation decisions. At the 2017 annual meeting of stockholders, 90% of the votes cast were in favor of our “Say on Pay” proposal. The CMDS Committee considered our “Say on Pay” result, and, in light of the significant majority of votes cast in favor of the 2016 compensation of our NEOs, the CMDS Committee maintained its performance-based approach to executive compensation for 2017. The 2017 pay decision for the CEO was $27 million, an increase from 2016, with shareholder-aligned features: 74% of total compensation is deferred over three years and subject to clawback, with 50% of incentive compensation delivered through future performance-vested equity awards — an increased proportion from prior years, consistent with shareholder feedback. The 2017 pay decision for the CEO was based on the CMDS Committee’s assessment of Mr. Gorman’s strong individual performance through Morgan Stanley’s achievement of the long-term strategic objectives approved by the Board, Morgan Stanley’s improved profitability and Morgan Stanley’s shareholder returns.

As discussed in the CD&A, the Board believes that our current executive compensation program appropriately links the compensation of our NEOs to our performance and properly aligns the interests of our NEOs with those of our shareholders.

We urge our shareholders to read the “Overview of Voting Items,” CD&A and “Executive Compensation,” which provide a detailed description of our executive compensation program.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

In this CD&A, we review the objectives and elements of Morgan Stanley’s executive compensation program, its alignment with Morgan Stanley’s performance and the 2017 compensation decisions for our named executive officers (NEOs):

James Gorman	CEO
Colm Kelleher	President
Jonathan Pruzan	CFO
Eric Grossman	Chief Legal Officer
Daniel Simkowitz	Head of Investment Management

The CD&A is comprised of the following sections:

Page:
1. Overview	42
2. Compensation Objectives and Strategy	47
3. Framework for Making Compensation Decisions	47
4. Compensation Decisions and Program	51
5. Notes to the Compensation Discussion and Analysis	55

1. Overview

The CMDS Committee considers multiple factors in determining executive compensation to ensure that Morgan Stanley’s compensation program is shareholder-aligned, motivating and competitive, and reflects current best practices in corporate governance, risk management and regulatory principles. This is demonstrated in the structure of executive compensation and the performance results that drive compensation decisions for our NEOs.

The CMDS Committee, with the advice of its independent compensation consultant, Pay Governance, places performance at the forefront of the executive compensation program, taking into consideration progress with respect to the Company’s long-term strategic plan, as informed by financial and non-financial goals. The CMDS Committee’s approach to executive pay is also informed by input from shareholders. Our commitment to this performance-based approach is demonstrated in our CEO pay framework.

As in prior years, the CMDS Committee used a well-defined process to determine CEO compensation for 2017.

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At 2017 year end, CEO total compensation was set at $27 million, with shareholder-aligned features:

•	74% deferred over three years and subject to clawback, and

•	50% of incentive compensation delivered through future performance-vested equity awards — an increased proportion from prior years, consistent with shareholder feedback.

1.1 Performance-Based Approach to Executive Compensation and 2017 Performance Highlights

In its assessment of 2017 performance, the CMDS Committee considered Morgan Stanley’s progress in relation to its long-term strategic objectives, financial performance, and shareholder returns. Certain financial information for 2017 contained herein excludes the impact of the Tax Cuts and Jobs Act and other intermittent tax benefits to provide a better understanding of 2017 operating performance and also help explain the relationship between pay and performance and the amount of executive compensation awarded in connection with 2017 performance(3).

Strategic Objectives(1)(2)(3)

In 2017, the Company continued to successfully execute on its long-term strategic objectives for 2016-2017, which the Board oversees. Each year shareholders receive an overview of the Company’s long-term strategic priorities (including specific objectives) and a summary of progress on the prior year’s strategic plan.

2016-2017 Strategic Objective	2017 Results(4)

Streamline: $1 Billion Expense Reduction, <74% Firm Expense Efficiency Ratio	73% Firm Expense Efficiency Ratio(5)

Complete Fixed Income Restructuring and Maintain Revenue Footprint	Full Year Revenues $4.9 Billion with Fewer Resources

Wealth Management Pre-Tax Margin: 23 - 25%	25.5% Margin(6)

Increase Capital Return to Shareholders	Received Non-Objection to Further Increase Dividend (+25%) and Buyback (+43%)(7)

ROE: 9 - 11% (ROE Target)	9.4% ROE(3)(8)

Financial Performance(1)(2)(3)

The Company delivered improved financial performance in 2017, as demonstrated through improved profitability driven by revenue growth and expense discipline. Pre-tax profit (PBT) for 2017 grew by 18% on revenues that increased by 10% from 2016, reflecting revenue and PBT growth across all business segments(9). For 2017 the Company achieved the ROE Target and continued to increase capital returns to shareholders. The Company showed increased profitability in executing its multi-year strategic plan as indicated below.

Improved Profitability

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Improved Per Share Metrics

Shareholder Returns

The Company’s strategic progress and improved financial performance in 2017 contributed to Morgan Stanley’s improved share price that continued to deliver value to shareholders. Total shareholder return (TSR) was 26% over 2017, 43% over the three-year period from 2015 to 2017, and 205% over the five-year period from 2013 to 2017(12). Morgan Stanley’s TSR for 2017 outperformed the S&P 500 Financials Index and its three- and five-year TSR continued to be very strong.

Morgan Stanley and S&P 500 Financials Index Total Shareholder Returns (TSR)(12)
1-Year (2017) TSR	3-Year (2015-2017) TSR	5-Year (2013-2017) TSR

MS Ranks vs.
Global Peers(13) 4 of 9	3 of 9	1 of 9

Section 3.2 contains further details about Company performance; see also Section 5 “Notes to the Compensation Discussion and Analysis.”

1.2 Framework for Compensation Decisions and Performance Evaluation

At the start of 2017, the CMDS Committee, in consultation with its independent compensation consultant, established a target range for 2017 CEO pay of $28 million or more for superior performance to $10 million or less for performance substantially below expectations. This target range is reviewed and set annually and serves as a guideline for the CMDS Committee. To inform its decision-making with respect to the appropriate target range, the CMDS Committee considers compensation information for peers as described in Section 3.1 under “Benchmarking Target CEO Pay.”

The 2017 pay decision for the CEO was made by the CMDS Committee, in consultation with the entire Board, based on the CMDS Committee’s assessment of Mr. Gorman’s strong individual performance through Morgan Stanley’s achievement of the long-term strategic objectives approved by the Board, Morgan Stanley’s improved profitability, and Morgan Stanley’s shareholder returns.

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As a result, the CMDS Committee determined that Company and individual performance warranted a 2017 pay decision for Mr. Gorman of $27 million, an increase from 2016. The CMDS Committee believes that this decision appropriately aligns Mr. Gorman’s 2017 pay with 2017 performance and reflects the achievement of all multi-year strategic objectives, including the ROE Target.

2017 MS CEO Performance Evaluation and Compensation Decision

The alignment of Mr. Gorman’s pay with Company performance can also be demonstrated over the longer term by the fact that the increase in Mr. Gorman’s realizable pay over the last three years aligns with returns to shareholders. Over the 2015 to 2017 period, Mr. Gorman’s realizable pay has increased by approximately 29% and the Company’s three-year TSR for the same period is 43%(14).

Section 3.2 contains more details about individual NEO performance.

1.3 Compensation Elements

Pay in a given year is delivered in a combination of fixed compensation (generally, base salary), cash bonus, deferred cash, restricted stock units (RSUs), and a long-term incentive program (LTIP) award in the form of performance stock units. A significant portion of pay is deferred, awarded in equity, subject to future stock price performance and cancellation and clawback and, in the case of LTIP awards, subject to future achievement of specified financial goals over a three-year period.

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COMPENSATION MATTERS

Mr. Gorman’s 2017 pay was delivered in a combination of these compensation elements, as outlined below. For 2017, an increased portion of Mr. Gorman’s incentive compensation was awarded under the LTIP. The CMDS Committee believes this approach to executive compensation is consistent with shareholder feedback, executive motivation, best practices, and regulatory principles. Sections 4.2 and 4.3 contain more detail about the elements of our compensation program.

MS 2017 CEO Compensation Elements ($MM)

Key Features of Compensation Program

•  Significant deferrals of compensation over three years

•  Performance-vested long-term equity incentive compensation based equally on MS average ROE and relative TSR over three years; shares earned can range from 0 – 1.5x target

•  Equity-based compensation to align employee and shareholder interests

•  Clawbacks apply to all awards and cover material adverse outcomes, even absent misconduct

•  Share ownership and retention requirements (CEO ownership requirement: 10x base salary, retention requirement: 75% of Equity Award Shares)

•  Prohibitions on pledging, hedging, selling short, or trading derivatives

•  No automatic vesting on change-in-control, double trigger in place

•  No excise tax protection upon a change-in-control

*	$27 million is the amount the CMDS Committee awarded to the CEO in early 2018 for 2017 performance. This amount differs from the SEC required disclosure in the “2017 Summary Compensation Table.”

The NEOs received their 2017 compensation in the elements described in the chart above. Section 4.1 contains the 2017 compensation decisions for each NEO, which follow a similar performance evaluation process.

1.4 Shareholder Engagement and “Say on Pay” Vote

Morgan Stanley is committed to open and ongoing communication with our shareholders, and takes the opportunity to engage with shareholders directly on compensation and other matters to understand their perspectives and provide information about Morgan Stanley’s programs, performance assessment, and decision-making process.

A substantial majority (90%) of the votes cast at the May 2017 annual meeting of shareholders were in favor of our annual “Say on Pay” proposal. In 2017, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics, including executive compensation, corporate governance, and environmental and social goals. The feedback that we received during the engagement program was conveyed to the CMDS Committee and the Board. Shareholders who provided feedback during our engagement program generally reported that executive compensation at Morgan Stanley was viewed as well-aligned with performance. The CMDS Committee factored shareholder feedback, including the “Say on Pay” vote results, into its consideration of executive compensation structure and determination of 2017 NEO pay levels.

After carefully considering shareholder feedback and other factors, the CMDS Committee maintained its performance-based approach to executive compensation, the portion of CEO incentive compensation awarded in performance-vested long-term equity incentive compensation increased to 50% for 2017, and executive pay increased for 2017 after evaluation of performance against strategic and financial objectives as well as shareholder returns.

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2. Compensation Objectives and Strategy

Morgan Stanley is committed to responsible and effective compensation programs. The CMDS Committee continually evaluates the Company’s compensation programs with a view toward balancing the following key objectives, all of which support shareholders’ interests:

Deliver Pay for Sustainable Performance

•  Emphasize variable annual incentives and performance-vested long-term incentives

•  Condition vesting and payment of long-term incentives on future performance against specified financial targets that align with long-term business strategy

•  Balance the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance

Align Executive Compensation with Shareholders’ Interests

•  Deliver a significant portion of incentive compensation in deferred awards that are subject to cancellation and clawback over a multi-year period

•  Tie a significant portion of executive compensation directly to the Company’s stock price and encourage ownership by requiring executives to retain shares

•  Ongoing shareholder engagement to understand shareholder views

Attract and Retain Top Talent

•  Offer competitive pay levels to support the Company’s objectives of continuing to attract and retain the most qualified employees in a highly competitive global environment for talent

•  Structure incentive awards to include vesting, deferred payment and cancellation provisions that retain employees and protect the Company’s interests

Mitigate Excessive Risk-Taking

•  Structure and design compensation arrangements that do not incentivize unnecessary or excessive risk-taking that could have a material adverse effect on the Company

•  Annually evaluate compensation programs from a risk perspective; review findings with CMDS Committee and independent compensation consultant

3. Framework for Making Compensation Decisions

3.1 Factors Considered in Compensation Decisions

The 2017 compensation of the NEOs was determined by the CMDS Committee after consideration of Company business results and strategic performance and individual performance, as well as competitor compensation data and, with respect to the CEO, benchmarking data, and other considerations set forth below.

Company and Individual Performance Review

To inform its decision-making process for NEO compensation for 2017, the CMDS Committee evaluated Company and individual performance. For 2017, a number of performance priorities were set by the CMDS Committee and the Board at the beginning of the year. The performance priorities are established based on a directional assessment made at the beginning of the year in light of the market environment and the Company’s strategic objectives, and their attainment or non-attainment does not correspond to any specific compensation decision.

For 2017, the CMDS Committee reviewed performance priorities in the following areas:

[o]	Financial performance, including ROE(3)(8)

[o]	Shareholder return

[o]	Capital and liquidity strength

[o]	Firm Expense Efficiency Ratio(5) and compensation to pre-compensation PBT ratio(15)

[o]	Business performance for each primary business unit

[o]	Company risk management and controls

[o]	Infrastructure initiatives, including with respect to cybersecurity

[o]	Standing with regulators

[o]	Talent development, including diversity

[o]	Board assessment of Company culture, leadership, strategy, and reputation

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COMPENSATION MATTERS

Compensation Market Data

The Company uses a comparison group consisting of Bank of America Corp., Barclays Plc, Citigroup Inc., Credit Suisse Group, Deutsche Bank AG, Goldman Sachs Group Inc., JPMorgan Chase & Co., UBS AG, and Wells Fargo & Company (Comparison Group) to understand market practices and trends, evaluate the competitiveness of our compensation programs, and inform compensation decisions. Our Comparison Group consists of companies that either directly compete with the Company for business and/or talent or are global organizations with scope, size, or other characteristics similar to those of the Company. During 2017, the CMDS Committee reviewed analyses of our competitors’ pay levels, including historical compensation data obtained from public filings and compensation surveys conducted by consultants on an unattributed basis, as well as compensation plan design.

Benchmarking Target CEO Pay

As discussed in Section 1.2, the CMDS Committee, in consultation with its independent compensation consultant, established a target range for 2017 compensation for the CEO of $28 million or more for superior performance to $10 million or less for performance substantially below expectations. To inform its decision-making with respect to the appropriate target range, the CMDS Committee reviewed 2016 compensation levels for the 16 financial companies in the S&P 100 (AIG, Allstate, American Express, BlackRock, Bank of New York Mellon, Capital One Financial, MasterCard, MetLife, Paypal, US Bancorp, VISA, and the five U.S. companies within the Comparison Group), which are intended to reflect institutions of similar size, scope, and complexity. The CMDS Committee then utilized the range of results as a benchmark from which to set the target range for 2017 compensation for the CEO.

Input and Recommendations from the CEO, Independent Directors and CMDS Committee’s Independent Consultant

At the end of the year, Mr. Gorman presented the CMDS Committee with performance assessments and compensation recommendations for each NEO other than himself. The CMDS Committee reviewed these recommendations with the CMDS Committee’s independent compensation consultant to assess whether they were reasonable compared with the market for executive talent and met in executive session to discuss the performance of our CEO and the other NEOs and to determine their compensation. In addition, the CMDS Committee reviewed proposed NEO incentive compensation with the entire Board (other than Mr. Gorman) in executive session.

Compensation Expense Considerations

Prior to determining individual NEO incentive compensation, the CMDS Committee reviewed and considered the relationship between Company performance, total compensation expense (which includes fixed compensation costs such as base salaries, allowances, benefits, and commissions), and incentive compensation as a subset of overall compensation expense. This exercise furthers the balancing of the objectives of delivering returns for shareholders and providing appropriate rewards to motivate superior individual performance.

Global Regulatory Principles

The Company’s compensation practices are subject to oversight by our regulators in the U.S. and internationally. For example, the Company is subject to the Federal Reserve Board’s (Federal Reserve) guidance that is designed to help ensure that incentive compensation paid by banking organizations does not encourage imprudent risk-taking that threatens the organizations’ safety and soundness. The Company is also subject to the compensation-related provisions of the Dodd-Frank Act, as well as the remuneration code of the U.K. Financial Conduct Authority and the U.K. Prudential Regulation Authority Rulebook, which prescribes the compensation structure for certain employees who are identified as material risk takers.

Relative Pay Considerations

We place importance on the pay relationships among members of our Operating Committee because we view our Operating Committee members as highly talented executives capable of rotating among the leadership positions of our businesses and key functions. Our goal is always to be in a position to appoint our most senior executives from within our Company and to incent our people to aspire to senior executive roles. At year end, the CMDS Committee reviewed the relative differences between the compensation for the CEO and other NEOs and between the NEOs and other members of the Operating Committee.

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Tax Deductibility

Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” Historically, the Company has relied on this exemption to maximize tax deductibility of compensation paid to executive officers covered under Section 162(m), though the CMDS Committee also retains the discretion to authorize awards or payments that might not be tax deductible if it believes they are in the best interests of the Company and its shareholders. Under the Tax Cuts and Jobs Act, the exemption for “performance-based compensation” under Section 162(m) has been repealed, effective for taxable years beginning after December 31, 2017.

3.2 Evaluating Company and Individual Performance for Alignment with Executive Compensation

In determining the annual incentive compensation of the CEO and other NEOs, the CMDS Committee weighed the Company’s achievement of its long-term strategic objectives, overall financial performance, and, as applicable, business unit performance. Morgan Stanley’s strategic progress and financial performance were reflected in Morgan Stanley’s share price, PBT growth, and the Company’s achievement of the ROE Target. The Company also continued to increase capital returns to shareholders. The CMDS Committee considered these results, as well as the performance indicated below, in determining compensation for our NEOs.

Strategic Objectives

During 2017, the Company achieved all multi-year performance objectives in connection with its overall strategy to continue to enhance shareholder returns, as well as other milestones:

[o]	Successful completion of Project Streamline expense reduction with achievement of a 73% Firm Expense Efficiency Ratio, which was below target(5).

[o]	PBT growth of $1.6 billion (18% increase) from 2016(9).

[o]	Achievement of #1 ranking in Institutional Equities revenue wallet share for fourth consecutive year, gaining share in all four years (2014, 2015, 2016, and 2017)(16).

[o]	Achieved full-year revenue of $4.9 billion in Fixed Income with fewer resources, compared to $4.3 billion ex-DVA in 2014 and 2015(17).

[o]	Achievement of #1 ranking in Initial Public Offerings and Global Equity, and of #2 ranking globally in Announced and Completed Mergers and Acquisitions(18).

[o]	Achieved Wealth Management pre-tax margin of 25.5%(6).

[o]	Continued execution of U.S. Bank strategy in Wealth Management and Institutional Securities to support growth in net interest income and lending(19).

[o]	TSR was 26% over 2017, 43% over the three-year period from 2015 to 2017, and 205% over the five-year period from 2013-2017(12).

[o]	Increase in the quarterly common stock dividend to $0.25 per share from $0.20 per share (+25% from 2016) and share repurchases of up to $5 billion (+43% from 2016)(7).

[o]	Achieved ROE Target with 9.4% ROE, an increase from 8% in 2016(3)(8).

Company Financial Performance(1)(2)(3)

Management reviewed the Company’s forecasted 2017 financial performance with the CMDS Committee in December 2017, and the CMDS Committee assessed full-year actual financial results before finalizing compensation decisions in January 2018.

[o]	Company-wide. Morgan Stanley reported improved financial performance in 2017 over 2016. The Company reported net revenues of $37.9 billion and PBT of $10.4 billion for 2017. This compared with net revenues of $34.6 billion and PBT of $8.8 billion for 2016, reflecting revenue and PBT growth across all business segments and continued expense discipline.

[o]	Institutional Securities. Institutional Securities reported PBT of $5.6 billion in 2017, compared with a PBT of $5.1 billion in the prior year(9). Results were driven by increased performance in Investment Banking and continued strength across our Sales and Trading franchise.

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[o]	Wealth Management. Wealth Management reported record PBT of $4.3 billion in 2017 compared with $3.4 billion in the prior year, and a pre-tax margin of 25.5% compared with 22% in the prior year(9)(6). Results reflect continued execution of our U.S. Bank(19) strategy and growth in asset management revenues, with positive fee-based asset flows.

[o]	Investment Management. Investment Management reported PBT of $456 million in 2017 compared with $287 million in the prior year(9). These results reflect broad-based investment gains and stable asset management fees.

Individual Performance

In addition to the performance factors discussed above, the Committee considered the following individual contributions of the CEO and each other NEO:

[o]	Mr. Gorman’s continued outstanding leadership of the Company, including: articulating and executing a Company-wide long-term strategy to enhance profitability and returns to shareholders and developing strategic objectives to further advance the Company in the future; contributing to substantially improved financial performance in 2017 driven by achievement of all the multi-year performance objectives; maintaining strong liquidity and capital positions and sound risk management and controls; continuing to act as an exceptional role model in respect of industry and Company culture and conduct objectives while also strengthening employee morale and diversity; liaising with clients on a global basis to bring them the full Company value proposition; and continuing to strengthen the Company’s reputation among global regulators, research analysts, rating agencies, shareholders, clients and the media.

[o]	Mr. Kelleher’s leadership of Institutional Securities and Wealth Management, including: strong results for the Institutional Securities business, including in Equities and Investment Banking, solid performance in Fixed Income with fewer resources and wallet share increases in all businesses; strong 2017 results for the Wealth Management business, including improved pre-tax margin exceeding the strategic objective, record fee-based asset flows and continued execution of the U.S. Bank strategy, while maintaining a substantial level of investment in future digital, advisory and banking platforms; increased collaboration between the Institutional Securities and Wealth Management segments; and his commitment to employees, clients and regulators as displayed through his numerous interactions across many jurisdictions.

[o]	Mr. Pruzan’s leadership of Finance, including: continuing efforts with respect to materially redesigning the capital management process to strengthen controls and governance around risk identification, scenario design, assumptions and models; the successful implementation of the Company’s cost reduction efforts that improved the Company’s expense efficiency ratio and operating leverage; continued execution of an efficient liquidity and funding program that accounts for evolving regulatory developments, including in connection with the resolution and recovery plans; providing leadership upon becoming head of Strategy and continuing to strengthen the budget and planning process consistent with the Company’s strategic objectives; developing and recruiting exceptional talent; and working closely with global and U.S. regulators, research analysts, rating agencies, shareholders, and clients.

[o]	Mr. Grossman’s leadership of the Legal and Compliance Division, including: guidance and counsel to senior management and the Board of Directors on business activities, significant litigation matters, strategic transactions, U.S. and global regulatory relations, and programs to foster ongoing compliance with applicable laws, regulations, rules, self-regulatory organization standards and codes of conduct; execution of the Company’s culture objectives and management of conduct risk as co-chair of the Company’s Culture, Value & Conduct Committee; review of potentially significant franchise risks in connection with transactions, activities or clients as chair of the Global Franchise Committee; promotion of diversity and inclusion in the Legal and Compliance Division; and expansion of the Division’s pro bono program.

[o]	Mr. Simkowitz’s leadership of Investment Management, including: strong year over year growth in management fees, net revenues and assets under management; driving growth across a broad range of strategies with attractive economic and secular growth prospects including solutions, alternatives, high conviction equities and fixed income; deeply engaging with a global client base by strengthening coverage models and building strategic partnerships; increasing the suite of strategies across real assets and private credit through the acquisition of Mesa West Capital, LLC, a premier commercial real estate platform; focusing on product innovation, launching new products and scaling existing strategies across the business; engaging management across the organization, with a focus on culture and developing and retaining talent.

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COMPENSATION MATTERS

4. Compensation Decisions and Program

4.1 Compensation Decisions

The table below shows the CMDS Committee’s compensation decisions for 2017 for the NEOs, and is different from the SEC required disclosure in the “2017 Summary Compensation Table.”

	Mr. Gorman	Mr. Kelleher	Mr. Pruzan	Mr. Grossman	Mr. Simkowitz
Base Salary	$1,500,000	$1,200,000	$1,000,000	$1,000,000	$1,000,000
Cash Bonus	$5,597,500	$4,857,500	$2,597,500	$2,397,500	$2,797,500
Deferred Cash-based Award(a)	$5,970,750	$8,471,250	$3,951,250	$3,551,250	$4,351,250
Deferred Equity Award (RSUs)(b)	$1,181,750	$1,931,250	$1,801,250	$1,651,250	$1,901,250
2018-2020 Performance-vested LTIP Award(c)	$12,750,000	$6,540,000	$2,150,000	$1,900,000	$2,450,000
Total:	$27,000,000	$23,000,000	$11,500,000	$10,500,000	$12,500,000

(a)	Deferred cash-based awards under the Morgan Stanley Compensation Incentive Plan (MSCIP) are scheduled to vest and distribute (and cancellation provisions lift) on January 27, 2020.

(b)	Mr. Gorman received 20,791 RSUs, Mr. Kelleher received 33,978 RSUs, Mr. Pruzan received 31,691 RSUs, Mr. Grossman received 29,052 RSUs, and Mr. Simkowitz received 33,450 RSUs (in each case, calculated using the volume-weighted average price of Company common stock of $56.8372 on January 19, 2018, the grant date). The RSUs are scheduled to vest and convert to shares of Company common stock (and cancellation provisions lift) on January 27, 2021.

(c)	The target number of performance stock units underlying the LTIP award granted to Mr. Gorman is 224,324 stock units, to Mr. Kelleher is 115,065 stock units, to Mr. Pruzan is 37,827 stock units, to Mr. Grossman is 33,428 stock units and to Mr. Simkowitz is 43,105 stock units (in each case, calculated using the volume-weighted average price of Company common stock of $56.8372 on January 19, 2018, the grant date).

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COMPENSATION MATTERS

4.2 Annual Compensation Program Elements

The following chart provides a brief summary of the principal elements of the Company’s 2017 annual compensation program for our NEOs. Each NEO receives a base salary and is eligible to receive discretionary annual incentive compensation for prior-year performance. Annual incentive compensation is intended to reward NEOs for achievement of the Company’s financial and strategic objectives over the prior year and is delivered in a mix of a cash bonus, a deferred equity award, and a deferred cash-based award. The LTIP awards, which are deferred equity awards that are subject to future achievement of specified financial goals over a three-year period, are described in Section 4.3 “Long-Term Incentive Program.”

	Purpose	Features
Base Salary	Base salary reflects level of experience and responsibility and is intended to be competitive with salaries for comparable positions at competitors.

Base salaries are reviewed periodically and are subject to change for, among other reasons, a change in responsibilities or the competitive environment. Base salaries for the NEOs were not changed in 2017.

Cash Bonus	Paying a portion of compensation in cash bonus is aligned with competitive pay approaches.	The portion of cash bonus is intended to be consistent with practice among the Comparison Group. Higher compensated employees continue to be subject to higher deferral levels.
Deferred Equity Award — RSUs	Equity awards link realized value to shareholder returns, and the terms of the awards support retention objectives and mitigate excessive risk-taking over a three-year deferral period.

Awards are subject to cancellation for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal compliance, ethics or risk management standards, and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information, and solicitation of employees or clients.

Deferred Cash-Based Award — MSCIP	The terms of deferred cash-based awards support retention objectives and mitigate excessive risk-taking. The awards provide a cash incentive with a rate of return based upon notional reference investments over a two-year deferral period.

Awards are subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies.

Awards to Operating Committee members (including NEOs) are also subject to clawback if the CMDS Committee determines that the Operating Committee member had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions.

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4.3 Long-Term Incentive Program

The 2018-2020 LTIP awards tie a meaningful portion of each NEO’s compensation to the Company’s long-term financial performance and reinforce the NEO’s accountability for the achievement of the Company’s financial and strategic goals by directly linking the ultimate realizable award value to prospective performance against core financial measures over a three-year period.

General Terms

The 2018-2020 LTIP awards will vest and convert to shares of the Company’s common stock at the end of the three-year performance period only if the Company achieves predetermined performance goals with respect to ROE and relative TSR, as set forth below, over the period beginning January 1, 2018 and ending December 31, 2020. While each participant was awarded a target number of performance stock units, the actual number of units earned could vary from zero, if performance goals are not met, to up to 1.5 times target, if performance goals are meaningfully exceeded. No participant will receive any portion of the LTIP award if the threshold performance goals are not met.

The LTIP awards remain subject to cancellation upon certain events until they are converted to shares of Company common stock. If, after conversion of the LTIP awards, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements, then the shares delivered will be subject to clawback by the Company.

Performance Goals

One-half of the target LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows:

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
11.5% or more	1.50	25% or more	1.50
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) certain gains or losses associated with the sale of specified businesses, (c) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (d) specified cumulative catch-up adjustments resulting from changes in, or application of a new, accounting rule that are not applied on a full retrospective basis. If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

**	Relative TSR is determined by subtracting the Index Group TSR from the MS TSR; however, if performance for the period is negative, the multiplier may not exceed 1.00. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

As described in further detail in note 2 to the “2017 Grants of Plan-Based Awards Table,” each of our NEOs received an LTIP award in 2017 on similar terms as described above. Additionally, as described in note 4 to the “2017 Option Exercises and Stock Vested Table,” LTIP awards granted in 2015 vested at 102.765% of target, based on performance over the three-year performance period ended December 31, 2017.

In 2018, the CMDS Committee approved amendments to each of the LTIP awards granted in 2015, 2016 and 2017 to provide that if the CMDS Committee determines, in its sole discretion, that any of the performance measures as set forth in the award certificate are no longer appropriate, including due to any unusual or non-recurring event affecting the particular performance measure or any change in applicable tax, legal or regulatory requirements or accounting methods, practices or policies, the CMDS Committee will equitably adjust the calculation of such performance measures to maintain the intended economics and to carry out the intent of the original terms of the applicable award. The CMDS Committee exercised such authority to make equitable adjustments to the calculation of MS ROE for the Company’s 2017 fiscal year with respect to outstanding LTIP awards granted in 2015, 2016 and 2017 to account for the impact of the enactment of tax reform under the Tax Cuts and Jobs Act.

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COMPENSATION MATTERS

4.4 Additional Compensation and Benefits Information

Clawback Policies and Procedures

The Company’s independent control functions (Internal Audit, Legal and Compliance, Risk, Human Resources and Finance) take part in a formalized review process for identifying and evaluating situations occurring throughout the course of the year that could require clawback or cancellation of previously awarded compensation, as well as downward adjustments to current year compensation. Clawbacks of previously awarded compensation are reviewed quarterly with a committee of senior management (currently the CFO, CLO, CRO, Chief Human Resources Officer (CHRO), and Chief Compliance Officer) and reported to the CMDS Committee. In addition, the Global Incentive Compensation Discretion Policy, which was adopted by the CMDS Committee in 2011, sets forth standards for managers on the use of discretion when making annual compensation decisions and considerations for assessing risk management and outcomes. Further, the Company’s control functions conduct a semi-annual review of senior risk takers as a component of the Company’s performance evaluation process. The senior risk taker review covers senior executives who are responsible for revenue generation and expense management, and generally includes heads of businesses, product lines or business functions; region/country heads; and other Managing Directors in Sales & Trading. Results of the senior risk taker review are considered in compensation decisions.

No Severance or Change-in-Control Tax Gross-Up Protection

NEOs are not contractually entitled to cash severance payments upon termination of employment or to any golden parachute excise tax protection upon a change-in-control of Morgan Stanley.

Health and Insurance Benefits

All NEOs are eligible to participate in Company-sponsored health and insurance benefit programs available in the relevant jurisdiction to similarly situated employees. In the U.S., higher compensated employees pay more to participate in the Company’s medical plan. NEOs are also eligible to participate in Morgan Stanley’s Executive Health Program, under which each NEO is eligible to receive Company-funded access to a private primary care physician offering on-call services and an annual executive health care assessment. Upon retirement, NEOs are eligible for Company-paid retiree medical coverage for themselves and eligible dependents following any termination of employment.

Pension and Retirement

Company-provided retirement benefits in the U.S. include a tax-qualified 401(k) plan (401(k) Plan) and a frozen tax-qualified pension plan (the Employees Retirement Plan (ERP)). Certain NEOs may also be eligible to participate in the Company’s frozen Supplemental Executive Retirement and Excess Plan (SEREP). The SEREP, which was originally intended to compensate for the limitations imposed under the ERP and Internal Revenue Code, was amended in 2014 to cease further benefit accruals. No NEO is awarded with credited service in excess of his/her actual service under the ERP or the SEREP. Pension and retirement benefits provided to NEOs are discussed in further detail under the “2017 Pension Benefits Table.”

Personal Benefits

The Company provides personal benefits to certain of the NEOs for competitive and security reasons. The Company’s Board-approved policy authorizes the CEO to use the Company’s aircraft. As of January 1, 2010, Mr. Gorman entered into a time-share agreement with the Company permitting him to reimburse the Company for the incremental cost of his personal use of the Company’s aircraft. Mr. Kelleher, in connection with his relocation from the U.K. to the U.S. in 2016, receives a housing allowance and tax preparation services. Personal benefits provided to NEOs are discussed in further detail under the “2017 Summary Compensation Table.”

Share Usage

Morgan Stanley pays a significant portion of incentive compensation as deferred equity awards, which aligns the interests of the Company’s employees with those of its shareholders. The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. The Company’s share repurchase program offsets the dilutive impact of these additional shares.

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COMPENSATION MATTERS

5. Notes to the Compensation Discussion and Analysis

The following notes are an integral part of the Company’s financial and operating performance described in this CD&A:

(1)	A detailed analysis of the Company’s financial and operational performance for 2017 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Form 10-K).

(2)	Information provided in this CD&A may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures is included in either the 2017 Form 10-K or herein.

(3)	The metrics in the “Adjusted” column in the table below (Operating Performance Metrics), which exclude the impacts of the Tax Cuts and Jobs Act and other intermittent tax benefits for the year ended December 31, 2017, are utilized throughout the CD&A to assess progress against the Company’s Strategic Objectives established in 2016 and also help explain the relationship between pay and performance and the amount of executive compensation awarded in connection with 2017 performance. The Operating Performance Metrics include the recurring-type discrete tax benefits associated with the accounting guidance related to share-based payments of $155 million for the year ended December 31, 2017 (for further information on this accounting guidance, please see page 108 of the 2017 Form 10-K). The Operating Performance Metrics, which are non-GAAP measures, are used by analysts, investors and other stakeholders to aid in the overall assessment of the Company’s operating performance.

	Twelve Months Ended Dec 31, 2017
($MM)	As Reported	Aggregate Intermittent Discrete Tax Items		Adjusted
Income from continuing operations before taxes	10,403	—		10,403
Income tax provision from continuing operations	4,168	(968)		3,200
Earnings applicable to Morgan Stanley common shareholders	5,588	968		6,556
Earnings Per Share ($)	3.07	0.53		3.60
Effective tax rate from continuing operations	40.1%	(9.3%	)	30.8%
Return on Equity	8.0%	1.4%		9.4%
Return on Tangible Common Equity	9.2%	1.6%		10.8%

(4)	2017 Results represent results against the 2017 Strategic Objectives established at the beginning of 2016.

(5)	Firm Expense Efficiency Ratio represents total non-interest expenses as a percentage of Net Revenues. The Firm Expense Efficiency Ratio is a non-GAAP financial measure the Company considers useful for analysts, investors and other stakeholders to assess operating performance.

(6)	Pre-tax margin represents income (loss) from continuing operations before income taxes divided by net revenues. Pre-tax margin is a non-GAAP financial measure that the Company considers useful for analysts, investors and other stakeholders to assess operating performance.

(7)	In June 2017, we received a non-objection from the Federal Reserve to our 2017 Capital Plan. The Capital Plan includes the repurchase of up to $5 billion of outstanding common stock for the four quarters beginning in the third quarter of 2017 through the end of the second quarter of 2018 (an increase from $3.5 billion in the 2016 Capital Plan), as well as an increase in the Company’s quarterly common stock dividend to $0.25 per share from the previous $0.20 per share.

(8)	The calculation of Return on Equity (ROE) uses adjusted earnings applicable to Morgan Stanley common shareholders contained within the table of note 3, above, as a percentage of average common equity. ROE is a non-GAAP financial measure that the Company considers useful for analysts, investors and other stakeholders to assess operating performance.

(9)	Pre-tax profit represents income (loss) from continuing operations before income taxes (defined herein as PBT). PBT is a non-GAAP financial measure that the Company considers useful for analysts, investors and other stakeholders to assess operating performance. The growth in the Company’s PBT is calculated as the percentage increase of 2017 PBT ($10,403 million) over 2016 PBT ($8,848 million).

(10)	2015 earnings applicable to Morgan Stanley common shareholders (Net Income to Common) exclude the net of tax positive impact of Debt Valuation Adjustment (DVA) and intermittent discrete tax benefits (DTB), in the amounts of $399 million and $564 million respectively. 2016 Net Income to Common excludes the impact of intermittent DTB, in the amount of $68 million. For a reconciliation of Return on Equity and Earnings per Diluted Share, excluding the impact of DVA and DTB, please see pages 37-38 and 33, respectively of the 2017 Form 10-K. For 2016, the calculation of ROE did not exclude DTB since it had no significant impact on the ROE calculation (approximately 10 bps). Results that exclude DVA and DTB are non-GAAP financial measures the Company considers useful for analysts, investors and other stakeholders to allow better comparability of period to period operating performance.

(11)	DVA represents the change in fair value resulting from the fluctuations in the Company’s credit spreads and other credit factors related to liabilities carried at fair value, primarily certain long-term and short-term borrowings. The Company believes that most investors and analysts assess its operating performance exclusive of DVA. Effective January 1, 2016, pursuant to new accounting guidance that the Company adopted, gains and losses from DVA are presented in other comprehensive income (i.e., a component of common equity) as opposed to net revenues and net income. Prior to January 1, 2016, gains and losses from DVA are presented in trading revenues (i.e., a component of Net Revenues).

(12)	Total shareholder return represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period (defined herein as TSR).

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(13)	Global peers include: Goldman Sachs, JP Morgan Chase, Bank of America, Citigroup, Barclays, UBS Group, Deutsche Bank, and Credit Suisse. Source TSR for Peer Companies: Bloomberg.

(14)	Over the 2015 to 2017 period, Mr. Gorman’s realizable pay increased approximately 29% compared to his pay as reported in the “2017 Summary Compensation Table” for the relevant years, and the Company’s three-year total TSR for the same period is 43%. Realizable pay for this period was $87.1 million, while Summary Compensation Table compensation for this period was $67.4 million. Realizable pay reflects the current value of the sum of base salary, cash bonus, stock awards and option awards disclosed in the 2015, 2016, and 2017 proxy statements. For purposes of this calculation, equity awards were valued using the closing price of the Company’s common stock on December 29, 2017, and performance-vested awards were valued based on performance at target.

(15)	Compensation to pre-compensation PBT ratio represents compensation and benefits expense as a percentage of PBT, excluding compensation and benefits expense. PBT, excluding compensation and benefits expense and the corresponding ratio are non-GAAP financial measures that the Company considers useful for analysts, investors and other stakeholders to assess operating performance.

(16)	Institutional Equities revenue market share is based on the sum of the reported net revenues for the equity sales and trading businesses of Morgan Stanley and the companies within the Comparison Group (excluding Wells Fargo & Company); where applicable, the reported net revenues exclude DVA. Equity sales and trading net revenues, ex DVA is a non-GAAP financial measure that the Company considers useful for investors and analysts to allow better comparability of period to period operating performance.

(17)	Fixed Income revenues for 2014 exclude the positive impact of $419 million related to DVA and the negative impact of $466 million related to the initial implementation of funding valuation adjustment (FVA). Fixed Income revenues for 2015 exclude the positive impact of $455 million related to DVA. Fixed Income revenues, excluding DVA and FVA are non-GAAP measures the Company considers useful for investors to allow better comparability of period to period operating performance.

(18)	The Company’s capital markets rankings are reported by Thomson Reuters as of January 2, 2018 for the period of January 1, 2017 to December 31, 2017.

(19)	U.S. Bank refers to the Company’s U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, and excludes transactions with Morgan Stanley parent and the bank subsidiaries.

COMPENSATION, MANAGEMENT DEVELOPMENT AND SUCCESSION COMMITTEE REPORT

We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Respectfully submitted,

Hutham S. Olayan, Chair

Thomas H. Glocer

Dennis M. Nally

James W. Owens

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COMPENSATION MATTERS

EXECUTIVE COMPENSATION

The following tables summarize the compensation of our NEOs in the format specified by the SEC.

2017 Summary Compensation Table

Pursuant to SEC rules, the following table is required to include for a particular year only those stock awards and option awards granted during the year, rather than awards granted after year end that were awarded for performance in that year. Our annual equity awards relating to performance in a year are made shortly after year end. Therefore, compensation in the table includes not only non-equity compensation awarded for services in the applicable year but, in the case of stock awards granted in the years reported in the table, compensation awarded for performance in prior years and forward-looking performance-vested compensation. A summary of the CMDS Committee’s decisions on the compensation awarded to our NEOs for 2017 performance can be found in the CD&A.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
James P. Gorman Chairman and Chief Executive Officer	2017	1,500,000	11,568,250	11,383,777	—	12,777	44,918	24,509,722
	2016	1,500,000	9,698,750	9,958,913	—	8,971	39,201	21,205,835
	2015	1,500,000	9,023,750	11,250,320	—	149,572	192,410	22,116,052
Colm Kelleher President	2017	1,200,000	13,328,750	6,943,628	—	—	330,128	21,802,506
	2016	1,666,041	10,949,126	6,155,595	—	191,059	416,667	19,378,488
	2015	6,305,228	2,498,372	8,621,073	—	353,568	272,750	18,050,991
Jonathan Pruzan Executive Vice President and Chief Financial Officer	2017	1,000,000	6,548,750	3,173,519	—	45,583	44,335	10,812,187
	2016	1,000,000	5,348,750	2,885,171	—	24,092	10,600	9,268,613
	2015	802,740	5,167,106	3,472,275	—	13,864	10,600	9,466,585
Eric F. Grossman* Executive Vice President and Chief Legal Officer	2017	1,000,000	5,948,750	3,072,864	—	12,786	43,048	10,077,448

Daniel A. Simkowitz* Head of Investment Management	2017	1,000,000	7,148,750	3,576,139	—	59,608	13,698	11,798,195
	2016	1,000,000	5,948,750	3,497,606	—	34,093	13,284	10,493,733

*	Mr. Grossman was not an NEO for 2015 or 2016. Mr. Simkowitz was not an NEO for 2015.

(1)	Includes any elective deferrals to the Company’s employee benefit plans.

(2)	For 2017, includes 2017 annual cash bonus paid in February 2018 and awards granted in January 2018 under MSCIP for performance in 2017:

Name	2017 Cash Bonus ($)	2017 MSCIP Award ($)	Total ($)
James P. Gorman	5,597,500	5,970,750	11,568,250
Colm Kelleher	4,857,500	8,471,250	13,328,750
Jonathan Pruzan	2,597,500	3,951,250	6,548,750
Eric F. Grossman	2,397,500	3,551,250	5,948,750
Daniel A. Simkowitz	2,797,500	4,351,250	7,148,750

The 2017 MSCIP awards are scheduled to vest and be distributed on January 27, 2020. MSCIP awards are subject to cancellation and clawback. For further details on 2017 MSCIP awards, see the CD&A.

(3)	For 2017, consists of RSUs granted on January 18, 2017 for performance in 2016 (2016 RSUs) and forward-looking LTIP awards granted on January 18, 2017 (2017 LTIP awards), the realizable value of which is dependent entirely on the satisfaction of predetermined performance goals over a three-year performance period. For further details on 2016 RSUs and 2017 LTIP awards, see “2017 Grants of Plan-Based Awards Table.”

(4)	Represents aggregate grant date fair value of awards granted during the applicable period for service during the prior year, as well as forward-looking performance-based compensation.

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The following table lists the aggregate grant date fair value of stock unit awards granted to the NEOs during 2017. The aggregate grant date fair value of the 2016 RSUs is based on the volume-weighted average price of the common stock on the grant date, and the aggregate grant date fair value of 2017 LTIP awards included in the table is based on the volume-weighted average price of the common stock on the grant date and the probable outcome of the performance conditions as of the grant date. The value of the 2017 LTIP awards on the grant date, assuming that the highest level of performance conditions will be achieved, is $9,450,000 for Mr. Gorman; $6,732,390 for Mr. Kelleher; $2,550,000 for Mr. Pruzan; $2,475,000 for Mr. Grossman; and $2,850,000 for Mr. Simkowitz.

	Stock Unit Awards Granted During 2017 ($)
Name	2016 RSUs	2017 LTIP Awards	Total
James P. Gorman	5,001,250	6,382,527	11,383,777
Colm Kelleher	2,396,574	4,547,054	6,943,628
Jonathan Pruzan	1,451,250	1,722,269	3,173,519
Eric F. Grossman	1,401,250	1,671,614	3,072,864
Daniel A. Simkowitz	1,651,250	1,924,889	3,576,139

For further information on the valuation of the Company’s RSU and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2017 Form 10-K.

(5)	Reflects the change in pension value for the NEOs for 2017 (2017 Change in Pension Value). No NEO had above-market earnings on nonqualified deferred compensation awards in 2017. The 2017 Change in Pension Value equals the aggregate change from December 31, 2016 to December 31, 2017 in the actuarially determined present value of the accumulated benefit under the Company-sponsored defined benefit pension plans during the measurement period. Each of Messrs. Gorman, Pruzan, Grossman, and Simkowitz experienced an increase in the present value of their accumulated benefits from December 31, 2016 to December 31, 2017 primarily due to a decrease in the discount rates described below and the passage of time, partially offset by the Company’s adoption of a new mortality table, which decreased the present value. The present value of Mr. Kelleher’s benefit decreased by $23,544 primarily because of the increase in the value of the offset to his US SEREP benefit. The present values at December 31, 2017 are based on the RP-2014 white collar mortality tables rolled back to 2006 with projection Scale RP-2014 and then projected generationally with Scale MP-2017 and discount rates of 3.66% for the ERP and 3.53% for the SEREP. The present values at December 31, 2016 are based on RP-2014 white collar mortality tables rolled back to 2006 with projection Scale RP-2014 and then projected generationally with Scale MP-2016 and discount rates of 4.30% for the ERP and 4.02% for the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. For each plan, the assumed benefit commencement date is the earliest age at which the NEO can receive unreduced benefits under that plan or current age, if greater.

(6)	The “All Other Compensation” column for 2017 includes (a) contributions made by the Company under our defined contribution plans with respect to such period and (b) the incremental cost to the Company of perquisites and other personal benefits, as detailed below. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

(a)	Each NEO received a matching contribution in the 401(k) Plan for 2017 of $10,800 and Mr. Simkowitz also received a pension transition contribution in the 401(k) Plan for 2017 of $2,898.

(b)	For Messrs. Gorman and Grossman, includes $20,000 for the Company’s Executive Health Program. For Mr. Kelleher, includes $219,996 for housing payments and $90,748 for tax preparation services related to his relocation to the U.S. For Mr. Pruzan, includes $31,151 for a single flight on the Company’s aircraft. While we consider Mr. Pruzan’s flight to be business-related, SEC rules require that we include in the “All Other Compensation” column the variable cost as a perquisite. Variable cost includes landing, parking and flight planning expenses; crew travel expenses, supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor per hour of flight; and customs, foreign permits and similar fees, and does not include fixed costs of leasing and operating the aircraft. The “All Other Compensation” column also includes the incremental cost to the Company of use of a Company car or car service, travel staff and assistance with travel arrangements, guest travel on business flights, and in-office meals.

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2017 Grants of Plan-Based Awards Table(1)

The following table sets forth information with respect to RSUs granted to the NEOs in January 2017 for 2016 performance (2016 RSUs) and LTIP awards granted in January 2017 for forward-looking performance (2017 LTIP awards).

Name	Grant Date (mm/dd/yyyy)	Approval Date (mm/dd/yyyy)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)
James P. Gorman	1/18/2017	1/6/2017	0	147,752	221,628	—	—	—	6,382,527
	1/18/2017	1/6/2017	—	—	—	117,292	—	—	5,001,250
Colm Kelleher	1/18/2017	1/6/2017	0	105,261	157,892	—	—	—	4,547,054
	1/18/2017	1/6/2017	—	—	—	56,206	—	—	2,396,574
Jonathan Pruzan	1/18/2017	1/6/2017	0	39,869	59,804	—	—	—	1,722,269
	1/18/2017	1/6/2017	—	—	—	34,035	—	—	1,451,250
Eric F. Grossman	1/18/2017	1/6/2017	0	38,696	58,045	—	—	—	1,671,614
	1/18/2017	1/6/2017	—	—	—	32,863	—	—	1,401,250
Daniel A. Simkowitz	1/18/2017	1/6/2017	0	44,560	66,840	—	—	—	1,924,889
	1/18/2017	1/6/2017	—	—	—	38,726	—	—	1,651,250

(1)	The 2017 LTIP awards included in this table are also disclosed in the “Stock Awards” column of the “2017 Summary Compensation Table” and the “2017 Outstanding Equity Awards at Fiscal Year-End Table.” The 2016 RSU awards included in this table are also disclosed in the “Stock Awards” column of the “2017 Summary Compensation Table” and, other than for Mr. Grossman, the “2017 Option Exercises and Stock Vested Table” and the “2017 Nonqualified Deferred Compensation Table.” The 2017 LTIP awards and 2016 RSUs were granted under the Morgan Stanley Equity Incentive Compensation Plan. All 2016 RSUs and 2017 LTIP awards are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. For further details on cancellation and clawback of awards, see “Potential Payments upon Termination or Change-in-Control.”

(2)	The 2017 LTIP awards are scheduled to vest and convert to shares in 2020 only if the Company satisfies predetermined performance goals over the three-year performance period consisting of 2017, 2018 and 2019. One-half of the target 2017 LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target 2017 LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows, provided that in no event may the multiplier exceed 1.0 if MS TSR for the performance period is negative.

MS Average ROE*	Multiplier	Relative TSR**	Multiplier
11.5% or more	1.50	25% or more	1.50
10%	1.00	0%	1.00
5%	0.50	-50%	0.50
Less than 5%	0.00	Less than -50%	0.00

*	MS Average ROE, for this purpose, excludes (a) the impact of DVA, (b) certain gains or losses associated with the sale of specified businesses, (c) specified goodwill impairments, (d) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (e) specified cumulative catch-up adjustments resulting from changes in accounting principles that are not applied on a full retrospective basis. If MS Average ROE is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

**	Relative TSR will be determined by subtracting the Index Group TSR from the MS TSR. If Relative TSR is between two of the thresholds noted in the table, the number of stock units earned will be determined by straight-line interpolation between the two thresholds.

Each NEO is entitled to receive cash dividend equivalents on the 2017 LTIP awards, subject to the same vesting, cancellation and payment provisions as the underlying award.

(3)	The 2016 RSUs are scheduled to convert to shares on January 27, 2020. Each NEO other than Mr. Grossman is retirement-eligible under the award terms at grant and, therefore, the awards are considered vested at grant for purposes of this proxy statement. Mr. Grossman became retirement-eligible under the RSU award terms on January 3, 2018 and, therefore, the RSUs are considered vested as of such date. The NEOs are entitled to receive dividend equivalents in the form of additional RSUs, subject to the same vesting, cancellation and payment provisions as the underlying RSUs.

(4)	Represents the aggregate grant date fair value of the 2016 RSUs and 2017 LTIP awards. The aggregate grant date fair value of the 2016 RSUs is based on $42.6390, the volume-weighted average price of the common stock on the grant date. The aggregate grant date fair value of 2017 LTIP awards is based on the volume-weighted average price of the common stock on the grant date as well as the probable outcome of the performance conditions as of the grant date. For further information on the valuation of the Company’s RSUs and LTIP awards, see notes 2 and 18 to the consolidated financial statements included in the 2017 Form 10-K.

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2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table discloses the number of shares covered by unexercised stock options and unvested stock awards held by our NEOs on December 31, 2017.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James P. Gorman	—	—	—	—	—		—	570,026	29,909,277
Colm Kelleher	—	—	—	—	—		—	353,734	18,560,432
Jonathan Pruzan	—	—	—	—	—		—	157,442	8,261,000
Eric F. Grossman	—	—	—	—	205,741	(3)	10,795,257	148,569	7,795,437
Daniel A. Simkowitz	—	—	—	—	—		—	183,558	9,631,326

(1)	The value is based on $52.47, the closing price of the Company’s common stock on December 29, 2017.

(2)	Consists of performance stock units underlying LTIP awards held by the NEOs. The NEOs may ultimately earn a maximum of 1.5 times the target number of performance stock units and a minimum of nothing, based on the Company’s performance over the performance period. In accordance with SEC rules, the number of performance stock units reflected in the table represents the maximum number of units that may be earned under the LTIP award granted on January 20, 2016 (2016 LTIP award) and the 2017 LTIP award. For both the 2016 LTIP awards and 2017 LTIP awards, the number of performance stock units reflected in the table exceeds the amount that would have been earned based on Company performance through December 31, 2017 and calculated in accordance with the award terms, as amended by the CMDS Committee in 2018. Based on Company performance through December 31, 2017, 117.21% and 105.89% of the target number of units granted under the 2016 LTIP award and 2017 LTIP award, respectively, would have been earned by the NEO (see the “2017 Grants of Plan-Based Awards Table” for the target number of performance stock units granted under the 2017 LTIP award). The 2016 LTIP awards and 2017 LTIP awards are scheduled to vest and convert to shares in 2019 and 2020, respectively, only if the Company satisfies the predetermined performance goals (see note 2 to the “2017 Grants of Plan-Based Awards Table” for 2017 LTIP award performance goals).

(3)	Consists of 152,254 RSUs, which vested on January 3, 2018, the date on which Mr. Grossman became retirement-eligible, and performance stock units underlying the LTIP award granted on January 21, 2015 (2015 LTIP award), which vested on January 1, 2018, the scheduled vesting date of the award.

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2017 Option Exercises and Stock Vested Table

The following table contains information about the stock options exercised by NEOs during 2017 and the RSUs and LTIP awards held by the NEOs that vested during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)
James P. Gorman	709,558	11,978,135	117,292		5,001,250	(3)
	—	—	193,147		10,155,708	(4)
Colm Kelleher	182,027	2,530,175	56,206		2,396,574	(3)
	—	—	142,631		7,499,600	(4)
Jonathan Pruzan	—	—	34,035		1,451,250	(3)
Eric F. Grossman	—	—	41,536	(5)	1,771,070	(5)
	—	—	49,139	(6)	2,075,808	(6)
Daniel A. Simkowitz	—	—	38,726		1,651,250	(3)

(1)	The value realized on exercise of a stock option represents the difference between the option exercise price and the closing price of the Company’s common stock on the exercise date.

(2)	Except as set forth in notes 5 and 6, consists of the 2016 RSUs, which are considered vested at grant for purposes of this proxy statement due to the NEOs’ retirement eligibility, and performance stock units underlying the 2015 LTIP awards, which are considered vested on December 31, 2017 (the last day of the three-year performance period) for purposes of this proxy statement, based on the Company’s performance over the performance period. For further details on the 2016 RSUs, see note 3 to the “2017 Grants of Plan-Based Awards Table.”

(3)	The aggregate grant date fair value of the 2016 RSUs is based on $42.6390, the volume-weighted average price of the Company’s common stock on the grant date.

(4)	The value realized is based on $52.58, the volume-weighted average price of the Company’s common stock on December 29, 2017, which is the last trading day of the 2015 LTIP awards’ performance period, for 102.765% of the target number of units underlying the 2015 LTIP awards. The 2015 LTIP awards converted to shares of common stock on February 27, 2018.

(5)	Consists of RSUs that vested on January 18, 2017, the scheduled vesting date of the award. The value realized is based on $42.6390, the volume-weighted average price of the Company’s common stock on January 18, 2017.

(6)	Consists of performance stock units underlying the LTIP award granted on January 21, 2014 (2014 LTIP award) that vested on January 1, 2017, the scheduled vesting date of the award, and converted to shares of common stock on March 1, 2017. The value realized is based on $42.2430, the volume-weighted average price of the Company’s common stock on January 1, 2017.

2017 Pension Benefits Table

The table below discloses the present value of accumulated benefits payable to each NEO and the years of service credited to each NEO under the Company’s defined benefit retirement plans as of December 31, 2017. The material terms and conditions of these plans are described below.

Name	Plan Name	Number of Years Credited Service(1)	Retirement Age for Full Benefits(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
James P. Gorman	Morgan Stanley Employees Retirement Plan	4	65	101,731	—
Colm Kelleher	Morgan Stanley U.K. Group Pension Plan(4)	7	61	222,442	—
	Morgan Stanley Supplemental Executive	25	61	1,394,998	—
	Retirement and Excess Plan
Jonathan Pruzan	Morgan Stanley Employees Retirement Plan	15	65	254,987	—
Eric F. Grossman	Morgan Stanley Employees Retirement Plan	4	65	74,588	—
Daniel A. Simkowitz	Morgan Stanley Employees Retirement Plan	19	65	368,563	—

(1)	After December 31, 2010, no further benefit accruals occur under the ERP. After September 30, 2014, no further benefit accruals occur under the SEREP. Therefore, employees may have different years of credited service under the ERP and SEREP. No NEO is awarded with credited service under the ERP or SEREP in excess of his actual service.

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(2)	The Retirement Age for Full Benefits is the earliest age at which the executive can receive unreduced benefits or current age, if greater.

(3)	The present value at December 31, 2017 is based on the RP-2014 white collar mortality tables rolled back to 2006 with projection Scale RP-2014 and then projected generationally with scale MP-2017 and discount rates of 3.66% for the ERP and 3.53% for the SEREP. Present values are determined using an interest-only discount before retirement. Post-retirement discounts are based on interest and mortality. The assumed benefit commencement date is the earliest age at which the executive can receive unreduced benefits or current age, if greater.

(4)	Until March 31, 2012, the Company contributed to the Morgan Stanley U.K. Group Pension Plan (U.K. Pension Plan) on behalf of Mr. Kelleher, and he remains a deferred vested participant in that plan. As of October 1, 1996, Mr. Kelleher’s accrued defined benefit under the U.K. Pension Plan was converted to an account balance, the value of which was £172,583 as of December 31, 2017. The amount of British pounds sterling was converted to U.S. dollars using the 2017 average of daily spot rates of £1 to $1.2889. If the value of the account balance relating to the pre-October 1996 portion of Mr. Kelleher’s U.K. Pension Plan benefit, adjusted for investment experience until the payment date, is greater than the value of the guaranteed minimum pension under the U.K. Pension Plan, no defined benefit pension is payable. If the value of the guaranteed minimum pension, determined in accordance with U.K. laws, is greater than the value of the adjusted account balance, the guaranteed minimum pension is payable, in addition to any defined contribution amount payable for the period after September 30, 1996. Mr. Kelleher had seven years of credited service in the U.K. Pension Plan at the time his accrued benefit was converted to an account balance. The amount shown in the table for Mr. Kelleher does not include defined contribution benefits that were accrued after September 30, 1996.

Employees Retirement Plan (ERP)

Eligible U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007 were covered after one year of service by the ERP, a non-contributory, defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Effective after December 31, 2010, the ERP was frozen and no further benefit accruals will occur. Benefits are generally payable as an annuity at age 65 (or earlier, subject to certain reductions in the amounts payable). Under the pre-2004 provisions of the ERP, benefits are payable in full at age 60 and reduced 4% per year for retirement between ages 55 and 60 for employees who retire after age 55 with 10 years of service. Before the ERP was frozen, annual benefits were equal to 1% of eligible earnings plus 0.5% of eligible earnings in excess of Social Security covered compensation for each year of service. Eligible earnings generally included all taxable compensation, other than certain equity-based and non-recurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, received benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equaled 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service up to 35 years, where final average salary was base salary, up to specified limits set forth in the ERP, for the highest paid 60 consecutive months of the last 120 months of service.

Supplemental Executive Retirement and Excess Plan (SEREP)

The SEREP is an unfunded, nonqualified plan. Effective after September 30, 2014, the SEREP was frozen and no further benefit accruals will occur. Credited service is counted starting from the first day of the month after the hire date, except that for certain excess benefits credited service begins after one year of service. The SEREP provides benefits not otherwise provided under the ERP formula because of limits in the ERP or Internal Revenue Code on eligible pay and benefits. The SEREP also provides certain grandfathered benefits and supplemental retirement income (unreduced at age 60) for eligible employees after offsetting other Company-provided pension benefits, pension benefits provided by former employers and, for January 1, 2011 through June 30, 2014, adjusted to take into account certain defined contribution plan awards. The supplemental benefit, before offsets, equals 20% of final average salary plus 2% of final average salary per year after five years (up to 50% cumulatively) plus 1% of final average salary per year after 25 years (up to 60% cumulatively), where final average salary is base salary for the highest paid 60 consecutive months of the last 120 months of service through September 30, 2014, up to a maximum annual benefit payable of $140,000 at age 60, reduced by 4% per year for payments beginning before age 60. The SEREP was restricted effective January 1, 2004 to “grandfathered” employees who as of that date met certain eligibility criteria. Grandfathering in this plan was provided to all similarly situated eligible employees and may be provided to other employees with the approval of the CMDS Committee. Benefits may be paid in various actuarially equivalent forms of annuity. Other than for small balances, no lump sums are available under this plan.

U.K. Group Pension Plan

The U.K. Pension Plan is a defined contribution plan that provided defined benefit pension accruals until October 1, 1996. The guaranteed minimum pension payable under the U.K. Pension Plan is determined in accordance with U.K. laws.

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2017 Nonqualified Deferred Compensation Table

The following table contains information with respect to the participation of the NEOs in the Company’s unfunded cash deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as well as with respect to RSUs granted to the NEOs that are vested but have not yet converted to shares of Morgan Stanley common stock. NEOs participate in the plans on the same terms and conditions as other similarly situated employees. The material terms and conditions of these plans are described below.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
James P. Gorman	Notional Leveraged Co-Investment Plan(5)	—	—	42,786	—	2,585,740
	Morgan Stanley Compensation Incentive Plan	5,001,250	—	1,435,615	5,604,645	11,508,111
	Restricted Stock Units(5)	5,001,250	—	9,058,440	3,796,609	42,479,246
Colm Kelleher	Notional Leveraged Co-Investment Plan(5)	—	—	75,699	2,354,084	1,702,897
	Morgan Stanley Compensation Incentive Plan	6,884,834	—	201,080	2,917,704	9,871,225
	Restricted Stock Units(5)	2,396,574	—	2,815,940	4,241,373	13,120,563
	U.K. Alternative Retirement Plan	—	—	(165)	—	27,962(6)
Jonathan Pruzan	Key Employee Private Equity Recognition Plan	—	—	543	13,905	27,516
	Notional Leveraged Co-Investment Plan	—	—	27	64,716	—
	Morgan Stanley Compensation Incentive Plan	3,151,250	—	1,132,475	1,711,503	7,649,283
	Restricted Stock Units(5)	1,451,250	—	2,230,579	2,168,972	10,455,247
Eric F. Grossman	Notional Leveraged Co-Investment Plan	—	—	12,207	—	344,925
	Morgan Stanley Compensation Incentive Plan	3,051,250	—	703,508	1,924,812	6,735,254
Daniel A. Simkowitz	Key Employee Private Equity Recognition Plan	—	—	724	18,541	36,688
	Notional Leveraged Co-Investment Plan	—	—	8,376	—	241,429
	Morgan Stanley Compensation Incentive Plan	3,551,250	—	56,311	2,385,418	7,104,728
	Pre-Tax Incentive Program	—	—	132,336	—	1,014,087
	Restricted Stock Units(5)	1,651,250	—	2,765,725	2,603,303	12,960,720

(1)	RSU contributions represent the RSU awards granted in January 2017 for 2016 performance that are considered vested at grant for purposes of this proxy statement but are subject to cancellation until the scheduled conversion date. MSCIP contributions represent MSCIP awards granted in January 2017 for 2016 performance that are considered vested at grant for purposes of this proxy statement (other than with respect to Mr. Grossman) but are subject to cancellation until the scheduled payment date. The MSCIP awards reported in this table are also reported as part of the 2016 bonus in the “2017 Summary Compensation Table.” The value of the RSUs in this column (which are also included in the “Stock Awards” column of the “2017 Summary Compensation Table” for 2017, the “2017 Grants of Plan-Based Awards Table,” and the “2017 Option Exercises and Stock Vested Table”) is the aggregate grant date fair value of the RSUs based on $42.6390, the volume-weighted average price of the Company’s common stock on the grant date.

(2)	With respect to our cash-based nonqualified deferred compensation plans, represents the change in (i) the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2017, without giving effect to any withdrawals or distributions, compared to (ii) the sum of the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2016 and the value of any contributions made during 2017.

With respect to the RSUs, represents (i) the change in the average of the high and low prices of the Company’s common stock on December 29, 2017 (or, if applicable, the earlier distribution date) compared to December 31, 2016 (or, if applicable, the later contribution date), as well as (ii) the amount of the vested cash dividend equivalent rights in 2017 (which is paid to the award holder at the time dividends are paid to holders of the Company’s common stock) and dividend equivalents in the form of additional RSUs credited in 2017 with respect to the award (which are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award).

(3)	Represents distributions from our cash-based nonqualified deferred compensation plans and with respect to the RSUs, conversions based on the average of the high and low prices of the Company’s common stock on the conversion date and amounts paid during 2017 pursuant to cash dividend equivalent rights.

(4)	With respect to our cash-based nonqualified deferred compensation plans, represents the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2017. With respect to the RSUs, represents the number of vested units held by the NEO on December 31, 2017 multiplied by the average of the high and low prices of the Company’s common stock on December 29, 2017.

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(5)	Includes RSUs that as of December 31, 2017 had vested, but had not reached their scheduled conversion date and remained subject to cancellation, as well as RSUs and LCIP awards that had reached their scheduled distribution date, but were deferred to preserve the Company’s tax deductibility of the award, in accordance with the terms of the award.

(6)	Mr. Kelleher’s aggregate balance at year end of £21,695 was converted from British pounds sterling to U.S. dollars using the 2017 average of daily spot rates of £1 to $1.2889.

The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the following cash nonqualified deferred compensation plans and the RSUs referenced in the table above.

Key Employee Private Equity Recognition Plan (KEPER)

Under KEPER, participants were permitted to defer a portion of their cash bonus. The plan has been closed to new contributions since 2001. Contributions to KEPER are notionally invested by the Company in reference investments. Such reference investments may include investments made by Company-sponsored private equity funds, investments made by private equity funds sponsored by third parties in which the Company has acquired or will acquire a limited partner or similar interest, and investments in private equity securities that the Company makes for its own account. Distributions are made to participants following the realization of any proceeds in respect of any investment. The amounts contributed by a participant plus any earnings on participant contributions under the program remain subject to cancellation under specified circumstances.

Notional Leveraged Co-Investment Plan (LCIP)

Under LCIP, participants were permitted to allocate a portion of their deferred incentive compensation to the plan. LCIP is closed to new participants and has not been offered since 2008. For each of fiscal 2006, 2007 and 2008, participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP. The Company contributed a notional investment in an amount equal to two times each participant’s contribution (however, for fiscal 2008, participants could elect to forgo the notional investment). Contributions are notionally invested by the Company in reference investments, which may include the Company’s proprietary investment funds, “funds of funds” that include Company proprietary investment funds and third-party investment funds, and other third-party investment funds. All amounts contributed by a participant plus any earnings on participant contributions and the Company notional investment were subject to cancellation under specified circumstances until three years after deferral. Participants generally are entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment on the third anniversary of grant and the 10th anniversary of grant, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon.

Morgan Stanley Compensation Incentive Plan (MSCIP)

A portion of each participant’s year-end deferred incentive compensation is granted under MSCIP. Earnings on MSCIP awards are based on the performance of notional investments available under the plan and selected by the participants. Participants may reallocate such balances periodically, as determined by the plan administrator. Until MSCIP awards reach their scheduled distribution date, they are subject to cancellation and clawback by the Company. The cancellation and clawback events applicable to MSCIP awards held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

Pre-Tax Incentive Program (PTIP)

Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the attainment of age 55, and no distribution may begin prior to termination of employment.

Restricted Stock Units (RSUs)

RSUs are granted under the Morgan Stanley Equity Incentive Compensation Plan or another Company equity plan as determined by the CMDS Committee. Each RSU constitutes a contingent and unsecured promise of the Company to pay

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the holder one share of Company common stock on the conversion date of the RSU. The RSUs included in this table are considered vested; however, the RSUs are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. RSUs granted in 2012 and later are subject to clawback, as well as cancellation, prior to the scheduled conversion date. The cancellation and clawback events applicable to RSUs held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change-in-Control.”

U.K. Alternative Retirement Plan (ARP)

The ARP is a U.K. employer financed retirement benefits scheme as defined by Her Majesty’s Revenue and Customs (HMRC). Under the ARP, eligible participants receive monthly notional contributions from the Company based on a percentage of base salary, subject to specified limits. Participants may also elect to contribute a portion of their cash bonus and distributions from certain cash-based nonqualified deferred compensation plans to the ARP. Participants include those employees who either have an accumulated pension value in the U.K. Group Pension Plan that exceeds a limit set by the U.K. government or have elected pension taxation protection available from HMRC. Earnings on ARP contributions are based on the performance of notional investments available under the ARP and selected by the participants. Participants can generally elect the commencement date for distributions at any time after age 55, so long as no distributions begin later than age 75. Distributions are currently paid in the form of a lump sum.

Potential Payments upon Termination or Change-in-Control

This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if his employment had terminated or if the Company had undergone a change-in-control, in each case on December 31, 2017.

1. General Policies

No Cash Severance

Our NEOs are not contractually entitled to cash severance payments upon any termination of employment or excise tax protection upon a change-in-control of the Company. NEOs are entitled to receive post-termination benefits that are generally available to all salaried employees, such as accrued vacation pay and death, disability and post-retirement welfare benefits, and are also eligible for Company-paid retiree medical coverage under the Morgan Stanley Grandfathered Retiree Medical Plan for themselves and eligible dependents following any termination of employment with three years of service.

No Enhanced Termination Benefits

Following termination of employment, the NEOs are entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described under the “2017 Pension Benefits Table,” and our nonqualified deferred compensation plans, as described under the “2017 Nonqualified Deferred Compensation Table.” Our NEOs are not entitled to special or enhanced termination benefits under our pension and nonqualified deferred compensation plans as compared to other employees.

Cancellation and Clawback of Deferred Compensation

Even if an NEO is considered vested in a deferred incentive compensation award, the award may be subject to cancellation through the distribution date in the event the NEO engages in a cancellation event or if a clawback event occurs. In general, a cancellation event includes: engaging in competitive activity during a specified period following a voluntary termination of employment; engaging in cause (i.e., a breach of the NEO’s obligation to the Company, including a failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties); improper disclosure of the Company’s proprietary information; solicitation of Company employees, clients or customers during, and within a specified period following termination of, employment; the making of unauthorized disclosures or disparaging or defamatory comments about the Company; resignation from employment without providing the Company proper advance notice; or the failure to cooperate with or assist the Company in connection with investigations, regulatory matters, lawsuits or arbitrations following termination of employment.

Clawback of deferred compensation awards by the Company can be triggered through the applicable scheduled distribution date if the NEO had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct, or if the NEO’s act or omission (including with respect to direct

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COMPENSATION MATTERS

supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, violates the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the NEO was paid and he operated outside of internal control policies. Further, shares resulting from the conversion of LTIP awards are subject to clawback by the Company in the event the Company’s achievement of the specified goals was based on materially inaccurate financial statements or other performance metric criteria. With respect to certain of Mr. Kelleher’s awards granted while he was designated by the Company as Code Staff, pursuant to U.K. Prudential Regulatory Authority requirements, any amounts distributed in respect of his deferred compensation awards are subject to clawback and repayment in certain circumstances for a minimum period of seven years following grant pursuant to the Morgan Stanley Code Staff Clawback Policy.

Notice and Non-Solicitation Agreements

In addition to the cancellation and clawback events described above, each NEO is party to a Notice and Non-Solicitation Agreement that provides for injunctive relief and cancellation of deferred compensation awards if the NEO does not provide 180 days’ advance notice prior to a resignation or the NEO improperly solicits the Company’s employees, clients or customers during, and for 180 days following termination of, employment.

2. Termination of Employment / Change-in-Control

The table below sets forth the value as of December 31, 2017 of the outstanding unvested deferred compensation awards held by the NEOs and the present value of coverage under the Morgan Stanley Grandfathered Retiree Medical Plan as of December 31, 2017.

Termination Reason	Name	Unvested RSUs and Unvested MSCIP Awards ($)(1)	Unvested LTIP Awards and Related Dividend Equivalents ($)(2)	Retiree Medical Coverage ($)(3)
Involuntary (not due to a cancellation event) / Disability / Retirement / In connection with a Change-in-Control / Death / Governmental Service Termination	James P. Gorman	—	23,069,911	519,464
	Colm Kelleher	—	14,223,072	825,796
	Jonathan Pruzan	—	6,378,403	919,736
	Eric F. Grossman	*	*	769,374
	Daniel A. Simkowitz	—	7,449,641	715,205

*	If Mr. Grossman’s employment had terminated on December 31, 2017 due to his retirement, his unvested awards would have been canceled for no value. If Mr. Grossman’s employment had terminated on December 31, 2017 due to any other termination reason in the above table, (i) Mr. Grossman’s unvested RSU and MSCIP awards would have vested in an amount equal to $14,724,044, with the RSU value based on a per share value of $52.47, the closing price of the Company’s common stock on December 29, 2017 and (ii) the performance stock units underlying Mr. Grossman’s unvested LTIP awards would have vested pro-rata to account for termination prior to the end of the performance period in an amount equal to $6,195,716, based on a per share value of $52.47, the closing price of the Company’s common stock on December 29, 2017, and the assumptions regarding performance described in note 2 below. Mr. Grossman became retirement-eligible for purposes of his awards as of January 3, 2018. Therefore, as of January 3, 2018, the unvested value of his RSU and MSCIP awards for purposes of this proxy statement is zero.

(1)	Except as noted above, as of December 31, 2017, our NEOs were retirement-eligible for purposes of their outstanding RSU and MSCIP awards, which are therefore considered vested for purposes of this proxy statement. Amounts are payable on the scheduled distribution dates, subject to cancellation and clawback provisions, except that RSUs and MSCIP awards are payable upon a termination in connection with a change-in-control and all awards are payable upon death or a governmental service termination. Retirement treatment for applicable awards may be conditioned upon advance notice of termination. Amounts payable with respect to a termination in connection with a change-in-control are conditioned upon the termination occurring within 18 months of the change-in-control as a result of (i) the Company terminating the NEO’s employment under circumstances not involving any cancellation event, (ii) the NEO resigning from employment due to a materially adverse alteration in job responsibilities, or (iii) a change in the NEO’s principal place of employment of more than 75 miles from the current location. A “change-in-control” generally means a significant change in the share ownership of the Company or composition of the Board. Governmental service termination treatment is conditioned upon satisfactory proof of a conflict of interest that necessitates divestiture of the awards and executing an agreement to repay amounts vested in connection with such termination if the NEO engages in any cancellation event.

(2)

Except as noted above, as of December 31, 2017, our NEOs were retirement-eligible for purposes of the LTIP awards; however, such awards are not considered vested for purposes of this proxy statement until the end of the performance period because these awards only deliver value if the Company achieves objective performance goals over such performance period. Amounts shown in the table reflect performance through December 31, 2017 (the quarter ending simultaneously with the effective date of the termination), calculated in accordance with the award terms as amended by the CMDS Committee in 2018, which, with the exception of a termination in connection with a change-in-control, is a substitute for performance through the three-year performance period, which would not be known until the end of such period. To

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COMPENSATION MATTERS

facilitate timely payment of LTIP awards upon death or a governmental service termination as of December 31, 2017, amounts payable with respect to these awards would instead reflect Company performance through September 30, 2017 (the quarter ending with or before the date of the termination for which the Company’s earnings information has been released) as follows: $22,338,945 for Mr. Gorman; $13,784,803 for Mr. Kelleher; $6,175,447 for Mr. Pruzan; $5,998,889 for Mr. Grossman; and $7,210,846 for Mr. Simkowitz. For purposes of valuing LTIP awards, we have assumed a per share value of $52.47, the closing price of the Company’s common stock on December 29, 2017.

(3)	Each NEO, having met the service requirement, is eligible to elect retiree medical coverage under the Company’s grandfathered Retiree Medical Plan for himself and his eligible dependents following a termination of employment for any reason. The present value is calculated assuming each NEO began retiree medical coverage on December 31, 2017 and elected his current dependent coverage type. The present value is based on the RP-2014 white collar mortality tables rolled back to 2006 with projection Scale RP-2014 and then projected generationally with Scale MP-2017, a discount rate of 3.44%, and a medical inflation rate of 6.48% for 2018-2019 and ultimately settling at 4.50% by 2038.

Compensation Ratio Disclosure

The ratio between the CEO’s total annual compensation and the median annual total compensation of all other employees of the Firm reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on the Firm’s compensation records and the methodology described below. Because SEC rules for identifying the median compensated employee for purposes of this disclosure allow companies to adopt various methodologies and utilize various assumptions, the ratio reported by other companies may not be comparable to the ratio reported by the Firm.

For 2017, our last completed fiscal year, the median of the annual total compensation of all employees of the Firm (other than the CEO) was $127,863 and the annual total compensation of our CEO, as reported in the “2017 Summary Compensation Table,” was $24,509,722. Based on this information, for 2017, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees of the Firm was 192 to 1.

To identify the median of the annual total compensation of all employees of the Firm, we took the following steps:

1.	We measured the employee population of the Firm as of December 31, 2017 and included all employees of Morgan Stanley and its consolidated subsidiaries globally. We did not include independent contractors and leased employees.

2.	We selected annual total reward awarded in respect of 2017 as the consistently applied compensation measure used to identify the employee with the median of the annual total compensation of all employees (the “median employee”). Annual total reward consists of fixed compensation (e.g., base salary and allowances) and annual incentive compensation delivered in cash or equity and other variable compensation analogous to annual incentive compensation (e.g., commissions). We annualized the compensation of all permanent employees who were employed for less than the full fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.

3.	We calculated the median employee’s annual total compensation for 2017 in accordance with the Summary Compensation Table requirements.

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OWNERSHIP OF OUR STOCK

EXECUTIVE EQUITY OWNERSHIP COMMITMENT

Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment. The Equity Ownership Commitment requires each of our CEO, CFO and President (Covered Officers) to achieve ownership of a number of shares of common stock and equity awards with a value equal to a specified multiple of his base salary within five years. Our CEO is required to achieve ownership of shares of common stock and equity awards with a value equal to 10 times his base salary and each other Covered Officer is required to achieve ownership of shares of common stock and equity awards with a value equal to six times his base salary. In addition, Operating Committee members are required to hold common stock and equity awards equal to a percentage of common stock received from equity awards (less allowances for the payment of any option exercise price and taxes) granted to them for service on the Operating Committee (Equity Award Shares) as follows:

•	Our CEO is required to retain 75% of Equity Award Shares.

•	Each of our other Operating Committee members is required to retain 50% of Equity Award Shares acquired from equity awards granted beginning in January 2016 and thereafter, and 75% of Equity Award Shares acquired from equity awards granted prior to January 2016; provided that Operating Committee members who are Covered Officers must retain 75% of all Equity Award Shares until the applicable ownership requirement is met.

This commitment ties a portion of our Operating Committee members’ net worth to the Company’s stock price and provides a continuing incentive for them to work toward superior long-term stock price performance. Exceptions to the Equity Ownership Commitment are subject to the approval of the CMDS Committee. None of our executive officers currently have prearranged trading plans under SEC Rule 10b5-1. Executive officers also are prohibited from pledging or selling short, or engaging in hedging strategies or trading derivatives involving, Morgan Stanley securities.

DIRECTOR EQUITY OWNERSHIP REQUIREMENT

Our Corporate Governance Policies require each independent director to retain ownership of a number of shares of Morgan Stanley common stock and equity awards with a value equal to five times the annual cash Board retainer, and to retain 100% of his or her Morgan Stanley stock unit awards (on an after-tax basis) until such ownership requirement is met. Directors may not enter into hedging transactions in respect of Morgan Stanley common stock or pledge Morgan Stanley common stock in connection with a margin or other loan transaction. In addition, as discussed under “Director Compensation,” our independent directors generally receive an equity award upon initial election to the Board and receive an annual equity award thereafter with a grant date fair value of $250,000 (prorated in the case of the initial award) as part of their director compensation. Fifty percent of each equity award granted to our independent directors does not become payable until the director retires from the Board (and may be deferred beyond retirement at the director’s election). We believe these equity ownership opportunities and requirements enhance the alignment of independent directors’ interests with the long-term interests of our shareholders.

68    Morgan Stanley 2018 Proxy Statement

OWNERSHIP OF OUR STOCK

STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the beneficial ownership of common stock as of March 2, 2018 by our CEO and the other executive officers named in the “2017 Summary Compensation Table” (our NEOs), directors, and by all of our directors and executive officers as of March 2, 2018 as a group. As of March 2, 2018, none of the common stock beneficially owned by our directors and current executive officers was pledged.

Name	Shares(1)	Underlying Stock Units(2)	Subject to Stock Options Exercisable Within 60 Days	Total(3)

NAMED EXECUTIVE OFFICERS

James P. Gorman	640,352	694,405	—	1,334,757

Colm Kelleher	542,001	229,781	—	771,782

Jonathan Pruzan	5,440	124,613	—	130,053

Eric F. Grossman	100,705	115,786	—	216,491

Daniel A. Simkowitz	1,429	144,527	—	145,956
DIRECTORS AND DIRECTOR NOMINEES

Elizabeth Corley	—	1,461	—	1,461

Alistair Darling	1,567	12,708	—	14,275

Thomas H. Glocer	4,535	52,311	—	56,846

Robert H. Herz	17,831	40,601	—	58,432

Nobuyuki Hirano(4)	—	—	—	—

Jami Miscik	9,980	18,117	—	28,097

Dennis M. Nally	2,220	8,335	—	10,555

Hutham S. Olayan	8,000	148,953	—	156,953

James W. Owens	19,216	62,399	—	81,615

Ryosuke Tamakoshi(4)	—	—	—	—

Perry M. Traquina	—	29,261	—	29,261

Rayford Wilkins, Jr.	15,932	22,697	—	38,629

ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF MARCH 2, 2018 AS A GROUP (19 PERSONS)	1,571,557	1,858,198	—	3,429,755

(1)	Each director, NEO and executive officer has sole voting and investment power with respect to his or her shares, except with respect to the following shares owned indirectly through family trusts, the sole beneficiaries of which are family members: Mr. Gorman — 52,400 shares.

(2)	Shares of common stock held in a trust (Trust) corresponding to outstanding RSUs. Directors and executive officers may direct the voting of the shares corresponding to such RSUs. Voting by executive officers is subject to the provisions of the Trust, as described in “Information about the Annual Meeting — How Do I Submit Voting Instructions for Shares Held in Employee Plans?” Excludes LTIP awards because executive officers may not direct the voting of any shares corresponding to such awards prior to settlement of the award.

(3)	Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of March 2, 2018 beneficially owned less than 1% of the common stock outstanding.

(4)	Messrs. Hirano and Tamakoshi were designated by MUFG and elected to the Board pursuant to the Investor Agreement. They are not compensated by Morgan Stanley for their service on the Board. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock.

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OWNERSHIP OF OUR STOCK

PRINCIPAL SHAREHOLDERS

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.

	Shares of Common Stock Beneficially Owned

Name and Address	Number	Percent(1)

MUFG(2) 7-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-8330, Japan	434,972,685	24.5%

State Street(3) One Lincoln Street Boston, MA 02111	151,533,054	8.5%

T. Rowe Price(4) 100 E. Pratt Street Baltimore, MD 21202	111,527,752	6.3%

BlackRock(5) 55 East 52nd Street New York, NY 10055	105,511,277	5.9%

Vanguard(6) 100 Vanguard Boulevard Malvern, PA 19355	93,714,880	5.3%

(1)	Percentages based upon the number of shares of common stock outstanding as of the record date, March 26, 2018, and the beneficial ownership of the principal shareholders as reported in SEC filings in notes 2 through 6 below.

(2)	Based on the Schedule 13D/A dated March 5, 2018 filed by MUFG. The amended Schedule 13D discloses that MUFG had sole dispositive and sole voting power with respect to the beneficially owned shares reported, including 2,955,533 shares held solely in a fiduciary capacity by certain affiliates of MUFG as the trustee of trust accounts or the manager of investment funds, other investment vehicles and managed accounts as of February 26, 2018 for which MUFG disclaims beneficial ownership.

(3)	Based on the Schedule 13G dated February 14, 2018 filed by State Street and State Street Global Advisors Trust Company, each acting in various fiduciary and other capacities (as of December 31, 2017). The Schedule 13G discloses that State Street had shared dispositive power as to 151,533,054 shares and shared voting power as to 150,927,680 shares; and that 88,920,465 shares beneficially owned by State Street Global Advisors Trust Company, a subsidiary of State Street, are held as trustee on behalf of the Trust that holds shares of common stock underlying certain restricted stock units awarded to Company employees under various of the Company’s equity-based plans.

(4)	Based on the Schedule 13G dated February 14, 2018 filed by T. Rowe Price (as of December 31, 2017). The Schedule 13G discloses that T. Rowe Price had sole dispositive power as to 111,460,452 shares and sole voting power as to 41,644,743 shares. The Schedule 13G states that T. Rowe Price affirms that the Schedule 13G shall not be construed as an admission that T. Rowe Price is the beneficial owner of the securities referred to, which beneficial ownership is expressly denied.

(5)	Based on the Schedule 13G dated January 24, 2018 filed by BlackRock (as of December 31, 2017). The Schedule 13G discloses that BlackRock had sole voting power as to 94,323,786 shares and sole dispositive power as to 105,511,278 shares.

(6)	Based on the Schedule 13G dated February 7, 2018 filed by Vanguard (as of December 31, 2017). The Schedule 13G discloses that Vanguard had sole voting power as to 1,936,488 shares and sole dispositive power as to 91,538,244 shares and shared voting power as to 295,505 shares and shared dispositive power as to 2,176,636 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports with the SEC indicating their holdings of, and transactions in, our equity securities. The Company believes that our reporting persons complied with all Section 16(a) filing requirements during 2017.

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SHAREHOLDER PROPOSAL

The Company sets forth below one shareholder proposal and the proponent’s supporting statement. The Board and the Company accept no responsibility for the text of this proposal and supporting statement. The Board recommends that you vote against the shareholder proposal. A proposal may be voted on at the annual meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative.

Item 4

Shareholder Proposal Regarding a Policy to Prohibit Vesting of Deferred Equity Awards for Senior Executives Who Resign to Enter Government Service

Our Board unanimously recommends that you vote “AGAINST” this proposal.

The Reserve Fund of the American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, D.C. 20006, beneficial owner of 851 shares of common stock, has notified the Company that it intends to present the following proposal and related supporting statement at the annual meeting.

RESOLVED: Shareholders of Morgan Stanley (the “Company”) request that the Board of Directors adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service (a “Government Service Golden Parachute”).

For purposes of this resolution, “equity-based awards” include stock options, restricted stock and other stock awards granted under an equity incentive plan. “Government service” includes employment with any U.S. federal, state or local government, any supranational or international organization, any self-regulatory organization, or any agency or instrumentality of any such government or organization, or any electoral campaign for public office.

This policy shall be implemented so as not to violate existing contractual obligations or the terms of any compensation or benefit plan currently in existence on the date this proposal is adopted, and it shall apply only to equity awards or plan amendments that shareholders approve after the date of the 2018 annual meeting.

SUPPORTING STATEMENT:

Our Company provides its senior executives with vesting of equity awards after their voluntary resignation of employment from the Company to pursue a career in government service. In other words, our Company gives a “golden parachute” for entering government service. For example, Company Chairman and CEO James Gorman was entitled to almost $17.8 million in unvested equity awards if he had a government service termination on December 31, 2016.

At most companies, equity-based awards vest over a period of time to compensate executives for their labor during the commensurate period. If an executive voluntarily resigns before the vesting criteria are satisfied, unvested awards are usually forfeited. While government service is commendable, we question the practice of our Company providing accelerated vesting of equity-based awards to executives who voluntarily resign to enter government service.

The vesting of equity-based awards over a period of time is a powerful tool for companies to attract and retain talented employees. But contrary to this goal, our Company’s equity incentive compensation plan’s award certificates contain a “Governmental Service Termination” clause that provides for the vesting of equity awards for executives who voluntarily resign to pursue a government service career (subject to certain conditions).

Last year in its opposition statement to this resolution, the Company stated that employees who leave for another job in the private sector “are often awarded inducement and replacement awards” and that accelerated vesting for government service terminations “avoids a potential perception of unfairness.” It is our view, rather, that it is unfair to ask shareholders to bear the cost of inducing the Company’s employees into public service.

We believe that compensation plans should align the interests of senior executives with the long-term interests of the Company. We oppose compensation plans that provide windfalls to executives that are unrelated to their performance.

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SHAREHOLDER PROPOSAL

For these reasons, we question how our Company benefits from providing Government Service Golden Parachutes. Surely our Company does not expect to receive favorable treatment from its former executives?

STATEMENT OF THE BOARD RECOMMENDING A VOTE AGAINST THIS PROPOSAL

The Board believes that this proposal is not in the best interest of Morgan Stanley or its shareholders and opposes this proposal for the reasons discussed below:

Our Governmental Service Termination clause serves to avoid conflicts of interest and is administered in a way that protects the interests of the Company and its shareholders.

•	Our Governmental Service Termination clause applies equally to all Morgan Stanley employees who receive deferred incentive compensation awards, not just to senior executives.

•	The clause permits the vesting of an employee’s deferred incentive compensation awards granted in respect of service in prior years. In the case of performance-based RSUs, which are granted under the Company’s long-term incentive program for senior executives, only a pro rata portion of the award earned based on pre-established objective performance measures will vest, and the remainder of the award will be cancelled.

•	All awards vested under the Governmental Service Termination clause are subject to clawback if the employee triggers a cancellation event, which includes competitive activity.

•	The clause serves to avoid conflicts of interest by only applying where an employee is required by his or her new government employer to divest Morgan Stanley award holdings to avoid such a conflict.

•	To receive Governmental Service Termination treatment, an employee must (i) provide the Company with satisfactory proof of a conflict of interest that necessitates divestiture of his or her awards and (ii) sign an agreement to repay the awards if he or she triggers a cancellation event under the original award terms, which includes competitive activity.

Our Governmental Service Termination clause reinforces Morgan Stanley’s culture of public service and aligns the interests of our employees with the long-term interests of the Company and its shareholders in attracting and retaining talented employees.

•	Morgan Stanley has a strong culture of public service and is committed to providing skills and resources to create a lasting civic impact. Our employees may be uniquely positioned to contribute meaningfully through governmental service. The Governmental Service Termination clause avoids penalizing those highly qualified employees, at any level in the Company, who desire to leave the private sector to pursue governmental service.

•	The Governmental Service Termination clause helps maintain strong employee relations and avoids a potential perception of unfairness. Employees who leave to work in the private sector are often awarded inducement and replacement awards by their new employer, and as a consequence do not face economic penalty due to cancellation of their unvested awards granted in respect of service in prior years. The clause promotes equitable treatment of employees seeking public service employment and removes a financial impediment to public service. We do not think it is appropriate to penalize employees who leave to enter public service.

•	The Governmental Service Termination clause is consistent with our compensation philosophy, including the need to remain competitive in recruiting and retaining talent. We believe that this clause enhances our ability to attract key employees and avoids penalizing those who may wish to enter or return to governmental service after leaving Morgan Stanley.

Our Board unanimously recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board will be voted “AGAINST” this proposal unless otherwise instructed.

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INFORMATION ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS

Why Did I Receive a One-Page Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to SEC rules, we are mailing to certain of our shareholders a Notice about the availability of proxy materials on the Internet instead of paper copies of the proxy materials. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials and submit a proxy over the Internet. It is important that you submit your proxy to have your shares voted. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice. The Notice is not a proxy card and cannot be returned to submit your vote. You must follow the instructions on the Notice to submit your proxy to have your shares voted.

How Do I Attend the Annual Meeting?

Only record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 26, 2018, or a valid proxy or representative of such shareholder, may attend the annual meeting in person if they comply with the admission requirements below. Guests of shareholders will not be admitted to the annual meeting. If you do not comply with the requirements set forth below, you will not be admitted to the meeting.

•	Valid Photo Identification. Any shareholder, or valid proxy or representative of such shareholder, must present a valid, current form of government issued photo identification, such as a driver’s license or passport, that matches the name on the documentation described below.

•	Proof of Ownership.

•	If you hold shares in street name (such as through a broker or bank), then you must present proof of ownership, such as a brokerage statement or letter from your bank or broker, demonstrating that you held Morgan Stanley common stock as of the record date, March 26, 2018.

•	If you hold shares in registered form, your record holder’s ownership as of the record date, March 26, 2018, must be verified on the list of registered shareholders maintained by our transfer agent.

•	Proof of Representation. If you are a representative of a shareholder, then you must present valid legal documentation that demonstrates your authority to represent that shareholder. We reserve the right to limit the number of representatives who may represent a shareholder at the meeting.

•	Proof of Valid Proxy.

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who holds shares in street name (such as through a broker or bank), then you must present:

•	Valid photo identification as described above;

•	A written legal proxy from the broker or bank holding the shares to the street name holder that is assignable and signed by the street name holder; and

•	Proof of ownership, such as a brokerage statement or letter from the bank or broker, demonstrating that the street name holder who appointed you legal proxy held Morgan Stanley common stock as of the record date, March 26, 2018.

•	If you hold a proxy to vote shares at the annual meeting for a shareholder who is a record holder, then:

•	You must present valid photo identification as described above;

•	You must present a written legal proxy to you signed by the record holder; and

•	The record holder’s ownership as of the record date, March 26, 2018, must be verified on the list of registered shareholders maintained by our transfer agent.

•

Compliance with Annual Meeting Rules of Conduct. All attendees must acknowledge that they have received and agree to abide by our Rules of Conduct. Luggage, large backpacks and other large packages are not permitted in the

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INFORMATION ABOUT THE ANNUAL MEETING

annual meeting and briefcases and small handbags (including purses) are subject to search. Unless expressly agreed to by Morgan Stanley, the use of PDAs, cell phones, cameras, tablets, laptops and other recording, electronic or mobile devices is strictly prohibited at the meeting. Attendees that disrupt or impede the meeting or breach the Rules of Conduct may be removed from the meeting.

Who Can Vote at the Annual Meeting?

You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on March 26, 2018, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,773,948,460 shares of common stock were outstanding.

What Is the Quorum to Hold the Meeting?

The holders of a majority of the voting power of the outstanding shares of common stock, represented in person or by proxy, constitute a quorum for the annual meeting of shareholders. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

What Vote Is Required and How Will My Votes Be Counted?

The following table sets forth the vote standard applicable to each proposal, as determined by the Company’s bylaws and applicable regulatory guidance, at a meeting at which a quorum is present.

Proposal	Board’s Recommendation	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	FOR	Majority of votes cast (for and against) with respect to such director*	No Effect	No Effect
Ratification of Appointment of Auditor	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	Not Applicable
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect
Shareholder Proposal	AGAINST	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect

*	Under Delaware law, if a director does not receive a majority of votes cast in an uncontested election, the director will continue to serve on the Board. Pursuant to the bylaws, each director has submitted an irrevocable letter of resignation that becomes effective, contingent on the Board’s acceptance, if the director does not receive a majority of votes cast in an uncontested director election. In such case, if a director does not receive a majority of votes cast, the Board will make a determination to accept or reject the resignation and publicly disclose its decision within 90 days after the certification of the election results.

Is My Vote Confidential?

Our bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the 401(k) Plan also is confidential.

How Do I Submit Voting Instructions for Shares Held Through a Broker?

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases.

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INFORMATION ABOUT THE ANNUAL MEETING

NYSE member brokers may vote your shares as described below:

•	Non-discretionary Items. All items, other than the ratification of the appointment of Morgan Stanley’s independent auditor, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items. Your shares will remain unvoted for such items if your NYSE member broker, including Morgan Stanley & Co. LLC (MS&Co.) and Morgan Stanley Smith Barney LLC (MSSB), does not receive voting instructions from you.

•	Discretionary Item. The ratification of the appointment of Morgan Stanley’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in the following manner: (1) Morgan Stanley’s subsidiaries, MS&Co. and MSSB, may vote uninstructed shares only in the same proportion as the votes cast by all other beneficial owners on the proposal; and (2) all other NYSE member brokers may vote uninstructed shares in their discretion.

If you do not submit voting instructions, the broker will submit a proxy for your shares voting discretionary items, but will not vote non-discretionary items. This results in a “broker non-vote” for non-discretionary items.

How Do I Submit Voting Instructions for Shares Held in My Name?

If you hold shares as a record shareholder, you may have your shares voted by submitting a proxy for your shares by mail, telephone or the Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur Internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your proxy in accordance with the procedures described above (see “How Can I Revoke My Proxy?”).

If you submit a signed proxy card without indicating your voting instructions, the person voting the proxy will vote your shares according to the Board’s recommendations.

How Do I Submit Voting Instructions for Shares Held in Employee Plans?

If you hold shares in, or have been awarded stock units under, certain employee plans, you will separately receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules:

401(k) Plan. The Northern Trust Company (Northern Trust), the 401(k) Plan’s trustee, must receive your voting instructions for the common stock held on your behalf in the 401(k) Plan on or before May 21, 2018. If Northern Trust does not receive your voting instructions by that date, it will vote such shares together with other unvoted, forfeited and unallocated shares in the 401(k) Plan in the same proportion as the voting instructions that it receives from other participants in the 401(k) Plan. On March 26, 2018, there were 37,123,276 shares in the 401(k) Plan.

Other Equity-Based Plans. State Street Global Advisors Trust Company acts as trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before May 21, 2018. If the trustee does not receive your instructions by that date, it will vote such shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the U.S., in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On March 26, 2018, 76,892,628 shares were held in the Trust in connection with such plans.

How Can I Revoke My Proxy?

You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Martin M. Cohen, Corporate Secretary, Morgan Stanley, 1585 Broadway, Suite C, New York, New York 10036; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Morgan Stanley 2018 Proxy Statement    75

INFORMATION ABOUT THE ANNUAL MEETING

OTHER BUSINESS

We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

How Can I Submit a Shareholder Proposal or Nominate a Director for the 2019 Annual Meeting?

Shareholders intending to present a proposal at the 2019 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Martin M. Cohen, Corporate Secretary, 1585 Broadway, Suite C, New York, New York 10036 or by email to shareholderproposals@morganstanley.com. We must receive the proposal no later than December 7, 2018.

Shareholders intending to present a proposal at the 2019 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director (but not to include such nominee in our proxy materials) must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2019 annual meeting no earlier than the close of business on January 24, 2019 and no later than the close of business on February 23, 2019. The notice must contain the information required by the bylaws.

As described under “Corporate Governance Matters — Corporate Governance Highlights — Shareholder Rights and Accountability,” we have adopted proxy access. Under our bylaws, shareholders who meet the requirements set forth in our bylaws may nominate a person for election as a director and include such nominee in our proxy materials. The bylaws require, among other things, that our Corporate Secretary receive written notice of the nomination no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. Therefore, the Company must receive notice of such a nomination for the 2019 annual meeting no earlier than the close of business on November 7, 2018 and no later than the close of business on December 7, 2018.

Our bylaws are available at www.morganstanley.com/about-us-governance or upon request to our Corporate Secretary.

What Are the Costs of Soliciting Proxies for the Annual Meeting?

We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and D.F. King & Co., Inc. (D.F. King) may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication. We will pay D.F. King fees not exceeding $25,000 plus expenses. We will also reimburse brokers, including MS&Co., MSSB and other nominees, for costs they incur mailing proxy materials.

What if I Share an Address with Another Shareholder?

“Householding” reduces our printing and postage costs by permitting us to send one annual report and proxy statement to shareholders sharing an address (unless we have received contrary instructions from one or more of the shareholders sharing that address). Shareholders may request to discontinue or begin householding by contacting Broadridge Financial Services at (866) 540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.

How Can I Consent to Electronic Delivery of Annual Meeting Materials?

This proxy statement and the annual report are available on our website at www.morganstanley.com/2018ams. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notification next year when these documents are available with instructions on how to view them and submit voting instructions. You may sign up for this service through enroll.icsdelivery.com/ms. If you hold your

76    Morgan Stanley 2018 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.

Morgan Stanley 2018 Proxy Statement    77

Our Core Values

Since our founding in 1935, Morgan Stanley has consistently delivered first-class business in a first-class way. Underpinning all that we do are four core values.

PUTTING CLIENTS FIRST	DOING THE RIGHT THING
Always keep the client’s interest first. Working with colleagues to deliver the best of the Firm to every client. Listen to what the client is saying and needs.	Act with integrity. Think like an owner to create long-term shareholder value. Value and reward honesty, collegiality and character.

LEADING WITH EXCEPTIONAL IDEAS	GIVING BACK
Win by breaking new ground. Let the facts and different points of view broaden your perspective. Be vigilant about what we can do better.	Be generous with your expertise, your time and your money. Invest in the future of our communities and our Firm. Mentor our next generation.

“Our DNA, our culture and our history

are rooted in serving our clients.”

– James P. Gorman

Chairman and Chief Executive Officer

MORGAN STANLEY 1585 BROADWAY NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 23, 2018. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 21, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 23, 2018. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 21, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E37032-P02956-Z71831 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MORGAN STANLEY
Morgan Stanley’s Board recommends a vote “FOR” the nominees listed below:		For	Against	Abstain
1.	Election of Directors	i
	1a. Elizabeth Corley	☐	☐	☐
	1b. Alistair Darling	☐	☐	☐	Morgan Stanley’s Board recommends a vote “FOR” Proposals 2-3:	For i	Against	Abstain
	1c. Thomas H. Glocer	☐	☐	☐	2. To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
	1d. James P. Gorman	☐	☐	☐	3. To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote)	☐	☐	☐
	1e. Robert H. Herz	☐	☐	☐
	1f. Nobuyuki Hirano	☐	☐	☐	Morgan Stanley’s Board recommends a vote “AGAINST” Proposal 4:	For	Against i	Abstain
	1g. Jami Miscik	☐	☐	☐	4. Shareholder proposal regarding a policy to prohibit vesting of deferred equity awards for senior executives who resign to enter government service	☐	☐	☐
	1h. Dennis M. Nally	☐	☐	☐
	1i. Hutham S. Olayan	☐	☐	☐
	1j. Ryosuke Tamakoshi	☐	☐	☐
	1k. Perry M. Traquina	☐	☐	☐
	1l. Rayford Wilkins, Jr.	☐	☐	☐
		Yes	No

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐		Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Notice of 2018 Morgan Stanley Annual Meeting of Shareholders 2000 Westchester Avenue, Purchase, New York 10577 May 24, 2018, 10:00 a.m., local time

At the meeting, we plan to:

•	elect the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor;

•	approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote);

•	consider one shareholder proposal, if properly presented at the meeting; and

•	transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

To view or print a copy of our Proxy Statement, Annual Report on Form 10-K or Letter to Shareholders, go to www.morganstanley.com/2018ams. You may request a copy of any of these documents by calling 1-212-762-8131.

Please vote any other cards or voting instruction forms that you may receive.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET,

OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY’S BOARD OF DIRECTORS.

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E37033-P02956-Z71831

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS, MAY 24, 2018

The undersigned hereby appoints Eric F. Grossman and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2018 Annual Meeting of Shareholders to be held on May 24, 2018, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.
BENEFIT PLAN PARTICIPANTS
I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock held for my benefit in Morgan Stanley benefit plans at the 2018 Annual Meeting of Shareholders to be held on May 24, 2018, and at any and all adjournments or postponements thereof, as indicated on the reverse side of this voting instruction form, and, in its (or the proxies’) discretion, for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

•   The Northern Trust Company (Northern Trust), as trustee under the Morgan Stanley 401(k) Plan (the “Plan”). As a participant in and a named fiduciary under the Plan, I understand that (A) if I sign, date, and return this form, Northern Trust will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Northern Trust will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, unless to do so would be inconsistent with Northern Trust’s duties, and (C) Northern Trust will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

•   State Street Global Advisors Trust Company, as trustee under a trust agreement (Trust), in connection with the Equity Incentive Compensation Plan, the 2009 Replacement Equity Incentive Compensation Plan for Morgan Stanley Smith Barney Employees, the Employees’ Equity Accumulation Plan, the Tax Deferred Equity Participation Plan and the 1995 Equity Incentive Compensation Plan. I understand that, subject to the Trust’s terms, (A) if I sign, date and return this form, State Street will vote in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions, and (C) State Street will vote in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•   State Street Global Advisors Trust Company, as trustee under the Trust, in connection with the Directors’ Equity Capital Accumulation Plan. I understand that, subject to the Trust’s terms, (A) if I do not sign, date and return this form, State Street will not vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, State Street will vote (i) in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.

•   Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan. I understand that, subject to the UK SOP Trust’s terms, (A) I must sign, date and return this form in order for Equiniti to vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, Equiniti will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.

• Voting instructions for benefit plan shares must be received by 11:59 P.M. (EDT) on May 21, 2018 for shares to be voted in accordance with your instructions.
Please help the Company reduce costs—submit your voting instructions by internet or telephone.